UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LEGG MASON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 International Drive

Baltimore, Maryland 21202

June 12, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Company’s headquarters located at 100 International Drive, 4th Floor Conference Center, Baltimore, Maryland at 10:00 a.m. on Tuesday, July 23, 2013. On the following pages, you will find the Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please grant a proxy to vote your shares in one of three ways: via the Internet, telephone or mail.

We hope that you will attend the meeting, and we look forward to seeing you there.

Sincerely,

W. ALLEN REED	JOSEPH A. SULLIVAN
Chairman	President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, July 23, 2013

To the Stockholders of

LEGG MASON, INC.:

The Annual Meeting of Stockholders of Legg Mason, Inc., a Maryland corporation, will be held at the Company’s headquarters located at 100 International Drive, 4th Floor Conference Center, Baltimore, Maryland, on Tuesday, July 23, 2013 at 10:00 a.m. to consider and vote upon:

(1)	The election of six directors for the one-year term ending in 2014;

(2)	Amendment to the Legg Mason, Inc. Non-Employee Director Equity Plan;

(3)	An advisory vote to approve the compensation of the Company’s named executive officers;

(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014; and

(5)	Any other matter that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 23, 2013, as the date for determining stockholders of record entitled to notice of and to vote at the Annual Meeting.

This year, we will again reduce our mailing and printing costs by taking advantage of Securities and Exchange Commission rules that allow us to provide proxy materials to you over the Internet. On or about June 12, 2013, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our 2013 Annual Report online. The Notice also provides instructions on how to vote via the Internet or by telephone and how to request a paper copy of the proxy materials, if you so desire. Whether you receive the Notice or paper copies of our proxy materials, the Proxy Statement and 2013 Annual Report are available to you at http://ir.leggmason.com/docs.aspx?iid=102761.

Your attention is directed to the accompanying Proxy Statement and 2013 Annual Report to Stockholders.

By order of the Board of Directors,

THOMAS C. MERCHANT

Secretary

June 12, 2013

PROXY STATEMENT

100 International Drive

Baltimore, Maryland 21202

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, July 23, 2013

The Board of Directors of Legg Mason, Inc. is soliciting proxies from our stockholders. If you grant a proxy, you may revoke it at any time before we exercise it. We are soliciting proxies by mail and MacKenzie Partners, our proxy solicitors, and our officers, directors and other employees may also solicit proxies by telephone or any other means of communication. We will bear the cost of soliciting proxies, including a fee of $15,000, plus expenses, paid to MacKenzie Partners for their services. We may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding the Notice of Internet Availability of Proxy Materials and other proxy materials to their principals.

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing proxy materials, which include this Proxy Statement, to our stockholders over the Internet. If you have received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also provides instructions as to how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting the materials.

It is anticipated that the Notice will be available to stockholders on June 12, 2013.

To be entitled to notice of and to vote at the meeting, you must have been a stockholder of record at the close of business on May 23, 2013. As of the close of business on that date, we had outstanding and entitled to vote 125,101,822 shares of our common stock, $.10 par value, each of which is entitled to one vote.

If you hold shares in your name as a holder of record, you may vote your shares in one of four ways:

•	By Internet: go to www.voteproxy.com and follow the instructions. You will need your Notice or proxy card to vote your shares this way.

•	By telephone: call 1.800.PROXIES (1-800-776-9437) and follow the voice prompts. You will need your Notice or proxy card to vote your shares this way.

•

By mail: request a paper proxy card in accordance with the instructions contained in the Notice and then complete, sign and date the proxy card and return it so that it is received by 11:59 p.m. EDT on July 22, 2013.

•	In person: if you are a stockholder as of May 23, 2013, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting.

If you hold your shares through a securities broker or nominee (in “street name”), you may vote your shares by proxy in the manner described in the Notice provided to you by that broker or nominee.

We must have a quorum of stockholders (at least 50% of all stockholders) present at the meeting either in person or represented by proxy in order for any business to be conducted. If a quorum of stockholders is present at the meeting, the following voting requirements will apply:

•

Directors are elected by the vote of a majority of the total votes cast for and affirmatively withheld by the stockholders present in person or represented by proxy at the meeting. Abstentions and broker non-votes will not affect the majority vote for the election of directors. If an incumbent nominee is not elected by the requisite vote, he or she must tender a resignation and the Board of Directors, through a process managed by the Nominating & Corporate Governance Committee, will decide whether to accept the resignation. The Board of Directors will publicly disclose its decision within 90 days after the results of the election are certified.

•

The amendment to the Legg Mason, Inc. Non-Employee Director Equity Plan will be approved if it receives the affirmative vote of a majority of the votes cast on the proposal and the total votes cast on the proposal represent over 50% of all securities entitled to vote on the proposal. Therefore, if holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, abstentions and broker non-votes will not have any effect on the result of the vote. On the other hand, if holders of less than 50% in interest of all securities entitled to vote on the proposal cast votes, abstentions and broker non-votes will have the effect of a vote against the proposal.

•

The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the total votes cast on this proposal. Abstentions and broker non-votes are not considered votes cast and will not affect the outcome of this proposal. The vote on this proposal is advisory only and not binding on the company.

ELECTION OF DIRECTORS

Our Board of Directors is currently classified. At the 2011 Annual Meeting, our stockholders approved an amendment to our Articles of Incorporation that provides for the phased-in declassification of our Board of Directors. Commencing with the 2014 Annual Meeting, all directors will be elected to one-year terms. In accordance with the phased-in declassification of the Board of Directors, our stockholders will vote at this Annual Meeting for the election of six directors for the one-year term expiring at the Annual Meeting of Stockholders in 2014.

All nominees presently serve as directors. Our Board of Directors appointed Joseph A. Sullivan as President, Chief Executive Officer and a member of the Board of Directors on February 12, 2013. Dennis M. Kass was elected to serve as a director effective April 1, 2013 to fill a vacancy on the Board and John V. Murphy and John H. Myers were elected to serve as directors effective June 5, 2013 to fill vacancies on the Board. Messrs. Sullivan, Kass, Murphy and Myers were assigned to the class of directors whose term expires in 2013. Under Maryland law, Messrs. Sullivan, Kass, Murphy and Myers must be elected by stockholders at this Annual Meeting in order to continue serving as directors. Unless a stockholder withholds authority to vote, the persons named in the proxy will vote for the election of the nominees named. If any nominee is unable to serve, the persons named in the proxy may vote for a substitute nominee that they determine. Our Board of Directors has no reason to believe that any nominee will be unable to serve.

Nicholas St. George has been a director of Legg Mason since July 1983 and Dennis Beresford has been a director of Legg Mason since September 2002. Both directors will continue to serve until the 2013 Annual Meeting of Stockholders when their terms expire. We have been fortunate to have benefited from their perspective and expertise with respect to broad economic, financial and market issues over the years. We have greatly valued and thank them for their outstanding contributions to our success.

The Board of Directors recommends a vote “FOR” the election of each nominated director.

Nominees for Director for the Term Expiring in 2014

Dennis M. Kass, age 62, has been a director of Legg Mason since April 2013. Mr. Kass retired in 2012 as Chairman and Chief Executive Officer of Jennison Associates, an asset management company wholly-owned by Prudential Financial, Inc., having served in that position since 2003. Previously, he had spent more than a decade with JP Morgan’s investment management unit, culminating in the position of Vice Chairman of JP Morgan Fleming Asset Management. Mr. Kass served in the Reagan Administration from 1985 to 1987 as the Assistant Secretary of Labor for Pension and Welfare Benefits and was a Special Assistant to the President for Policy Development from 1981 to 1982. Mr. Kass is the Vice Chairman and a Senior Advisor at Ridgeway Partners, an executive search firm. He is a trustee of the Financial Accounting Foundation, serves on the Advisory Board for Finance and the Global Executive Board for M.I.T.’s Sloan School of Management, and is on the board of the not-for-profit buildOn. Mr. Kass was one of a number of candidates recommended to the Nominating & Corporate Governance Committee by a director search firm hired by the committee.

Mr. Kass’ qualifications to serve on our Board include the knowledge and experience gained in the combination of more than 20 years of asset management experience and his public service in the Reagan Administration. In addition, he gained extensive leadership experience serving as the Chief Executive Officer of Jennison Associates and serving on various boards.

John V. Murphy, age 63, has been a director of Legg Mason since June 2013 and is currently engaged in private investment activities. Mr. Murphy was employed by Korn/Ferry International, an executive search firm, from 2010 to 2012. From 2000 to 2009, Mr. Murphy was employed in various senior positions with OppenheimerFunds Inc., an asset management firm, including Chairman, President and Chief Executive Officer. He also served as a director of over 60 mutual funds in the OppenheimerFunds complex. Prior to joining

Oppenheimer, he spent eight years with MassMutual Financial Group, Oppenheimer’s parent company, in a variety of senior roles. Before that, he was a founding principal of Liberty Financial Companies Inc., an investment management firm. He began his career at Arthur Andersen & Co. in 1972 as an accountant.

Mr. Murphy’s qualifications to serve on our Board include the knowledge, leadership and experience gained in over 30 years of experience working in the investment management business and as a Chairman, President and Chief Executive Officer of a large, complex asset management organization. In addition, he gained extensive industry and leadership experience by serving as Chairman and as a member of the Executive Committee and the Board of Governors of the Investment Company Institute. Mr. Murphy was one of a number of candidates recommended to the Nominating & Corporate Governance Committee by a director search firm hired by the committee.

John H. Myers, age 67, has been a director of Legg Mason since June 2013. Mr. Myers has been a senior advisor to Angelo, Gordon & Co., an investment advisor, since 2006. In 2006, he retired from his role as President and Chief Executive Officer of GE Asset Management, an institutional asset management subsidiary of General Electric Company, after spending almost a decade in that role and a total of almost 40 years in various management positions at the General Electric Company.

Mr. Myers’ qualifications to serve on our Board include the knowledge and experience gained in almost four decades with General Electric, including almost two decades in the asset management business at GE Asset Management. In addition, he gained extensive leadership experience serving as President and Chief Executive Officer of GE Asset Management and serving as a former director of two public companies. Mr. Myers was one of a number of candidates recommended to the Nominating & Corporate Governance Committee by a director search firm hired by the committee.

Nelson Peltz, age 70, has been a director of Legg Mason since October 2009. Mr. Peltz has served as the Chief Executive Officer and a founding partner of Trian Fund Management, L.P. (“Trian”), a management company for various investment funds and accounts, since its formation in 2005. From April 1993 through June 2007, Mr. Peltz served as Chairman and Chief Executive Officer of Triarc Companies, Inc., which, during that period, owned Arby’s Restaurant Group, Inc. and Snapple Beverage Group, as well as other consumer and industrial businesses. Mr. Peltz has served as the non-executive Chairman of The Wendy’s Company, Inc. since June 2007 and as a director of H.J. Heinz Company since September 2006 and Ingersoll-Rand plc since August 2012. Mr. Peltz served as a director of Trian Acquisition I Corp. from October 2007 to January 2010. Mr. Peltz was initially nominated to serve on the Board pursuant to an agreement with Trian, funds managed by Trian and certain of its affiliates (the “Trian Agreement”).

Mr. Peltz’s qualifications to serve on our Board include more than 40 years of business and investment experience and 20 years of service as the Chairman and Chief Executive Officer of public companies. Mr. Peltz has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, he has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking and capital markets advisors and others that can be drawn upon for the company’s benefit.

W. Allen Reed, age 66, has been a director of Legg Mason since April 2006 and non-executive Chairman since September 2012. From January 2006 to March 2006, Mr. Reed served as Chairman of the Board of General Motors Asset Management Corporation (“GMAMC”), the investment management subsidiary of General Motors Corporation, where he served as Vice President until March 2006. He also served as Chairman of the Board and Chief Executive Officer of General Motors Trust Bank, N.A. until March 2006; as Chief Executive Officer and President of GMAMC and General Motors Investment Management Corporation until December 2005; and as Chairman of the Board and Chief Executive Officer of General Motors Trust Company until March 2006. Mr. Reed served as Senior Advisor to Aetos Capital from 2006 to 2011, as a director of Temple-Inland Industries from 2000 to February 2012 and as a director of General Motors Acceptance Corp from September 1994 to

March 2006. Mr. Reed has also served as a director of numerous mutual funds (101 as of December 31, 2012) in the Morgan Stanley mutual funds complex since 2006, and a Chairman of the Investment Committee of the Auburn University Foundation Fund since 2012.

Mr. Reed’s qualifications to serve on our Board include his extensive financial and leadership experience serving as a financial officer at Delta Airlines, Hughes Electronics and General Motors, including serving as the Chairman, President and Chief Executive Officer of GMAMC, Chairman and Chief Executive Officer of the General Motors Trust Bank, and Vice President of General Motors Corporation. Mr. Reed’s experience includes running the largest corporate defined benefit fund in the United States at General Motors Corporation. He currently holds the Chartered Financial Analyst designation.

Joseph A. Sullivan, age 55, has been a director of Legg Mason since February 2013. Mr. Sullivan was elected President, Chief Executive Officer and a member of the Board in February 2013. Before being appointed as President and Chief Executive Officer, Mr. Sullivan served as Interim Chief Executive Officer of the company from October 1, 2012 to February 11, 2013. Prior to that, Mr. Sullivan oversaw the global distribution operations of the company. He was elected Senior Executive Vice President of the company in September 2008 and until January 2011 was responsible for overseeing administrative functions as Chief Administrative Officer. From December 2005 to September 2008, he was responsible for overseeing the fixed income capital markets operations of Stifel Nicolaus, a broker-dealer. From 1993 to December 2005, he oversaw the fixed income capital markets operations of Legg Mason Wood Walker, the company’s broker-dealer subsidiary that was sold in December 2005. He was recommended to the Nominating & Corporate Governance Committee for consideration as a director candidate of Legg Mason by the special CEO Search Committee of the Board.

Mr. Sullivan’s qualifications to serve on our Board include a combination of his personal management skills and professional experience. Mr. Sullivan has more than 30 years of industry experience, including serving as Interim Chief Executive Officer, Head of Global Distribution and Chief Administrative Officer of the company and senior roles at a number of other firms. Mr. Sullivan served on the board of directors of Stifel Financial Corp. from December 2005 to September 2008.

Directors Continuing in Office

Directors whose terms will expire in 2014

Harold L. Adams, age 74, has been a director of Legg Mason since January 1988. He has been the Chairman Emeritus of RTKL Associates, Inc., an international architecture, engineering and planning firm, since April 2003. He has served as a director of Lincoln Electric Holdings, Inc. since 2002 and Commercial Metals Company since 2004.

Mr. Adams’ qualifications to serve on our Board include his knowledge and experience gained in over 36 years of service as Chairman, President and Chief Executive Officer of an international architectural firm. Mr. Adams has also served as a leader on U.S. business advisory councils with Korea and China and the Services Policy Advisory Board to the U.S. Trade Negotiator and is Chairman of the Governor’s International Advisory Council for the State of Maryland. In these roles, Mr. Adams worked in many major international markets in a myriad of economic climates and cultures. He has also served as the Lead Independent Director of Lincoln Electric Holdings, Inc. since December 2004.

Robert E. Angelica, age 66, has been a director of Legg Mason since February 2007 and is currently engaged in private investment activities. From 1999 through December 2006, Mr. Angelica served as the Chairman and Chief Executive Officer of AT&T Investment Management Corporation (“ATTIMCO”), an asset management subsidiary of AT&T Inc.

Mr. Angelica’s qualifications to serve on our Board include his extensive financial industry knowledge and substantial leadership experience serving as the Chairman and Chief Executive Officer of ATTIMCO, which was responsible for the investment and administration of more than $80 billion of employee benefit plan assets for

AT&T Inc. Mr. Angelica’s diverse experience includes the development of asset allocation policies and strategies, risk management, selection of external investment managers and trustees, in-house asset management, regulatory compliance and accounting and financial reporting. He was awarded the Chartered Financial Analyst designation.

John T. Cahill, age 56, has been a director of Legg Mason since February 2010. Mr. Cahill has been Executive Chairman of Kraft Foods Group, Inc. (“KRAFT”) since October 2012, when KRAFT was spun off from Kraft Foods Inc. He served as Executive Chairman of Kraft Foods North America from January to October 2012. He was an Industrial Partner at Ripplewood Holdings LLC, a private equity firm, from 2008 through 2011. From 2002 to 2007, Mr. Cahill was the Chairman of The Pepsi Bottling Group, Inc. (“PBG”), a bottler of Pepsi-Cola beverages, and served as its Chief Executive Officer from 2001 to 2006; Chief Operating Officer from 2000 to 2001 and Chief Financial Officer and Head of International Operations from 1998 to 2000. Mr. Cahill has served as a director of Colgate-Palmolive Company (“Colgate”) since November 2005.

Mr. Cahill’s qualifications to serve on our Board include his significant financial management, operational and leadership experience gained during his twenty-year career at PBG and PepsiCo Inc. and his experience gained serving as Executive Chairman of KRAFT, and Chairman of Colgate’s Audit Committee. Our Board has determined that Mr. Cahill qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

Barry W. Huff, age 69, has been a director of Legg Mason since June 2009 and is currently engaged in private consulting. Since his retirement in May 2008 from Deloitte & Touche USA LLP (“Deloitte”), an accounting firm, until March 2009, Mr. Huff provided consulting services to Deloitte. From 1995 to May 2008, Mr. Huff served as Vice Chairman, Office of the Chief Executive Officer at Deloitte.

Mr. Huff’s qualifications to serve on our Board include his substantial accounting and auditing experience and expertise. Mr. Huff served as Deloitte’s National Managing Director for their Accounting & Auditing Practice in the United States and Chairman of its Global Accounting & Auditing Committee. Mr. Huff’s experience includes risk management activities related to Deloitte’s Accounting & Auditing Practice and oversight and advisory services provided to Deloitte’s clients in the United States and globally in various industries, including financial services, manufacturing and regulatory. Our Board has determined that Mr. Huff, a certified public accountant, qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

John E. Koerner III, age 70, has been a director of Legg Mason since October 1990. Since 1995, he has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation. Mr. Koerner has been a director of Lamar Advertising Company since 2007 and in February 2012, joined the Board of Directors for IBERIABANK Corporation.

Mr. Koerner’s qualifications to serve on our Board include his extensive experience in corporate finance and the management of capital intensive organizations and capital markets activities during his career at Koerner Capital, LLC and as President and co-owner of Barq’s, Inc. and its subsidiary, The Delaware Punch Company. Mr. Koerner’s experience also includes service as a member of a number of civic boards.

Cheryl Gordon Krongard, age 57, has been a director of Legg Mason since January 2006 and is engaged in private investment activities. Ms. Krongard served as a senior partner of Apollo Management, L.P., a private investment company, from January 2002 to December 2004. From 1994 to 2000, she served as the Chief Executive Officer of Rothschild Asset Management and as Senior Managing Director for Rothschild North America. Additionally, she served as a director of Rothschild North America, Rothschild Asset Management, Rothschild Asset Management BV, and Rothschild Realty Inc. and as Managing Member of Rothschild Recovery Fund. She was elected a lifetime governor of the Iowa State University Foundation in 1997 and has served as Chairperson of its Investment Committee. Ms. Krongard is also a member of the Dean’s Advisory Council, Iowa State University College of Business. Ms. Krongard has served as a director of US Airways

Group Inc. since 2005 where she currently serves on the Compensation and Finance Committees and served as a director of Educate, Inc. from 2004 to 2007.

Ms. Krongard’s qualifications to serve on our Board include her asset management expertise and leadership experience serving as a senior executive at large, complex asset management organizations. Ms. Krongard’s experience includes strategic planning, new product development, client relations, marketing and public relations within the financial services sector. Our Board has determined that Ms. Krongard qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

Margaret Milner Richardson, age 70, has been a director of Legg Mason since November 2003. She is currently engaged in private consulting and investment activities. Ms. Richardson served as a director of Jackson Hewitt Tax Service Inc. from June 2004 through August 2011.

Ms. Richardson’s qualifications to serve on our Board include her experience as a partner of Ernst & Young LLP where she served as the National Director of IRS Practice and Procedure and as an advisor to the Foreign Investment Advisory Council in Russia. Ms. Richardson also served as U.S. Commissioner of Internal Revenue. She has been an attorney for more than 40 years and practiced tax law with Sutherland, Asbill and Brennan in Washington, D.C. Ms. Richardson was a member of the Internal Revenue Service Commissioner’s Advisory Group and chaired the group for a year.

Kurt L. Schmoke, age 63, has been a director of Legg Mason since January 2002. Mr. Schmoke was appointed Vice President and General Counsel of Howard University in July 2012. Mr. Schmoke was Dean of the School of Law at Howard University from January 2003 to July 2012. He has been a director of The McGraw-Hill Companies, Inc. since 2003.

Mr. Schmoke’s qualifications to serve on our Board include his substantial education, legal, government regulation and public policy experience. Mr. Schmoke gained his experience serving as the Dean of the Law School at Howard University, partner at the law firm of Wilmer Cutler & Pickering, Mayor of Baltimore, the State’s Attorney for Baltimore, a member of the Council on Foreign Relations and a member of President Jimmy Carter’s domestic policy staff.

Committees of the Board—Board Meetings

Our Board of Directors has an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating & Corporate Governance Committee and a Risk Committee. The current charters for these committees, as approved by our Board of Directors, are on, and may be printed from, our corporate website at www.leggmason.com under the “About Us—Corporate Governance” section. We will provide a copy of these charters, without charge, to any stockholder who provides a written request for a copy. Requests for copies should be addressed to the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202. The membership of the Board’s standing committees is as follows:

Director(1)	Audit Committee	Compensation Committee	Finance Committee	Nominating & Corporate Governance Committee	Risk Committee
Harold L. Adams		M		M
Robert E. Angelica	M				C
Dennis R. Beresford*	M		M		M
John T. Cahill	M	C	M
Barry W. Huff	C		M		M
Dennis M. Kass		M	M	M
John E. Koerner III				M	M
Cheryl Gordon Krongard	M	M
John V. Murphy	M	M
John H. Myers				M	M
Nelson Peltz			M	C
W. Allen Reed			C	M	M
Margaret Milner Richardson	M				M
Nicholas J. St. George*		M		M
Kurt L. Schmoke		M		M
Joseph A. Sullivan			M

C—Chairman

M—Member

*—Not standing for re-election

(1)	Mark Fetting, who left the Board on October 1, 2012, served on the Finance Committee. Scott Nuttall, who left the Board on May 23, 2012, served on the Audit and Compensation Committees.

In addition to our five standing Board committees, in September 2012 our Board of Directors created a special CEO Search Committee to identify and recommend to the Board one or more qualified candidates to serve as our Chief Executive Officer. The members of the special CEO Search Committee were Ms. Krongard and Messrs. Adams, Angelica, Huff, Peltz, and Reed. The CEO Search Committee met 18 times and completed its work upon the February 2013 election of Joseph Sullivan as Chief Executive Officer and was disbanded at that time.

During the fiscal year ended March 31, 2013, our Board of Directors met 12 times, our Audit Committee met five times, our Compensation Committee met 10 times, our Finance Committee met eight times, our Nominating & Corporate Governance Committee met four times and our Risk Committee met four times. While we have no formal policy on the matter, directors are generally expected to attend our Annual Meeting of Stockholders. All of our directors attended our 2012 Annual Meeting of Stockholders. During fiscal year 2013, each of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and all Board committees on which he or she served that were held during the period in which he or she was a director.

Audit Committee.    The Audit Committee’s primary purpose is to oversee our financial accounting and reporting to stockholders. Its duties include:

•	selecting and compensating the independent registered public accounting firm (“Independent Auditors”);

•	providing oversight of the work of the Independent Auditors and reviewing the scope and results of the audits conducted by them;

•	reviewing the activities of our internal auditors;

•	discussing with Independent Auditors, internal auditors and management the organization and scope of our internal system of accounting and financial controls; and

•	reviewing and discussing certain matters that may have a material impact on our financial statements, including litigation and legal matters and critical accounting policies and estimates.

Our Board of Directors has determined that Ms. Krongard and Messrs. Beresford, Cahill, and Huff qualify as “audit committee financial experts” as defined by the SEC. Our Board of Directors has also determined that all members of our Audit Committee are “independent” as defined in the New York Stock Exchange Listing Standards and the applicable SEC rules.

Compensation Committee.    The Compensation Committee’s responsibilities include determining the compensation of our Chief Executive Officer (subject to the approval of our non-employee directors), approving the compensation of our other executive officers and recommending to our Board of Directors the compensation to be paid to our non-employee directors. The Compensation Committee also serves as the administrative committee of several of our employee benefit plans.

Our Board of Directors has determined that all of the members of our Compensation Committee are “independent” as defined in the New York Stock Exchange Listing Standards and the applicable New York Stock Exchange rules.

Finance Committee.    The Finance Committee’s responsibilities include reviewing and making recommendations to the Board of Directors regarding the principal terms and conditions of debt or equity securities to be issued by the company; financial considerations relating to the acquisition of businesses or operations, the entry into joint ventures or the divestiture of company operations that require Board approval; and significant financial transactions involving the economic arrangements with the senior executives of a company subsidiary.

Our Board of Directors has determined that a majority of the members of our Finance Committee are “independent” as defined in the New York Stock Exchange Listing Standards.

Nominating & Corporate Governance Committee.    The Nominating & Corporate Governance Committee’s responsibilities include identifying qualified director nominees, nominating director candidates, recommending director committee assignments and developing and recommending to our Board of Directors corporate governance principles and a corporate code of conduct.

Our Board of Directors has determined that all of the members of our Nominating & Corporate Governance Committee are “independent” as defined in the New York Stock Exchange Listing Standards.

Risk Committee.    The Risk Committee assists the Board in its oversight of Legg Mason’s enterprise risk management activities. Its responsibilities include reviewing management’s activities to establish and maintain an appropriate environment and culture for sound business risk practices, reviewing Legg Mason’s enterprise risk management program and reviewing and discussing with members of management Legg Mason’s risk tolerance, its major risk exposures and the steps management has taken to monitor and manage those exposures.

Our Board of Directors has determined that all of the members of our Risk Committee are “independent” as defined in the New York Stock Exchange Listing Standards.

Board Role in Risk Oversight

The Board is primarily responsible for the oversight of management’s risk management activities and has delegated to the Risk Committee the responsibility to assist the Board in a majority of its risk oversight responsibilities. The Risk Committee oversees Legg Mason’s enterprise risk management activities as discussed under “Risk Committee” above. In addition to the Risk Committee, the Audit Committee monitors our system of disclosure controls and procedures and internal controls over financial reporting and reviews contingent financial liabilities. The Risk Committee and the Audit Committee work together to help ensure that both committees have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities. The Risk Committee also coordinates with the Compensation Committee, the Finance Committee and the Nominating & Corporate Governance Committee in relation to the activities of those committees that relate to the oversight of the management of risks.

The responsibility for day-to-day management of risk lies with our management. Management has an enterprise risk management program that is overseen by our Chief Risk Officer. The Risk Committee, among other things, reviews and discusses with management reports from our Chief Risk Officer and other members of management regarding the company’s risk management activities, including management’s assessment of our major risk exposures and the steps taken to monitor and manage those exposures and the risk management activities of each of our significant asset management subsidiaries.

Relationship of Compensation and Risk

Legg Mason conducts its business primarily through 12 asset management subsidiaries supported by various corporate functions. Each of the asset managers generally operates as a separate business. Within this structure, we have a wide variety of compensation practices and policies. Seven of the asset managers operate under revenue sharing agreements that, among other things, determine aggregate annual bonus pool amounts. However, each asset manager uses a different approach to allocating these bonus pool amounts among individuals. The asset managers and other business units that do not operate under revenue sharing agreements utilize a variety of discretionary or formulaic incentive compensation determinations. In addition, the asset management industry in which we operate tends to be a long-term business, as investment performance over multi-year periods is a critical competitive element of the business. Operating within this framework, the focus of our employees tends to be on longer-term performance. Also, as is typical in the asset management business, and unlike other financial services companies, we are not exposed to the short-term risks arising from proprietary trading because we do not engage in proprietary trading.

The executive officer compensation program is structured in a manner intended to mitigate against providing incentives for inappropriate risk taking. The executive officers’ salaries are fixed in amount. Incentive compensation is linked to overall corporate performance and a substantial portion of compensation is in the form of long-term equity awards that further align executives’ interests with those of the company’s stockholders. These awards do not encourage excessive or inappropriate risk taking given that the value of the awards is tied to the company’s stock price, and the awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance. In addition, in fiscal years 2012 and 2013, we issued awards under a long-term incentive plan that will result in payments only based on longer-term performance. We believe our incentive award program, coupled with our stock ownership guidelines for executives, create important linkages between the financial interests of our executives and the long-term performance of the company and help to protect against any incentive to disregard risks in return for potential short-term gains. Moreover, the Compensation Committee considers several performance metrics in establishing the executive compensation pool each year, so no one metric creates an undue reward that might encourage excessive risk taking. The executive compensation incentive pool is also subject to the discretion of the Compensation Committee.

To further ensure the alignment of compensation with long-term performance, we have adopted a policy for recoupment of incentive compensation from named executive officers in the event a named executive officer’s acts or omissions contribute to a need for a restatement of our financial results or if a named executive officer is terminated for cause. Additional information on our executive officer compensation practices is discussed below under “Executive Compensation—Compensation Discussion and Analysis.”

We have considered the risks created by our compensation policies and practices, including mitigating factors, and, based on this review, do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company. This conclusion is supported by the work of a committee consisting of representatives from our finance, human resources, legal and enterprise risk departments, which evaluates whether our compensation policies and practices are reasonably likely to have a material adverse effect on the company.

Compensation Consultant to the Compensation Committee

In fiscal year 2013, the Compensation Committee continued its retention of Towers Watson, a global professional services firm, to provide compensation consulting services. As directed by the Compensation Committee, Towers Watson provides counsel on compensation-related issues and executive officer compensation and non-employee director compensation; and guidance on best practices and market and regulatory developments. Towers Watson did not provide additional consulting or other services to management or Legg Mason subsidiaries in fiscal year 2013.

Board Leadership Structure

The Board is responsible for determining its leadership structure. In September 2012, Legg Mason announced that Mr. Fetting was stepping down from his positions as Chairman and Chief Executive Officer. At that time, the Board elected Mr. Reed, the Lead Independent Director, as independent Chairman of the Board and Mr. Sullivan as Interim Chief Executive Officer. As Chairman of the Board, Mr. Reed assumed significant additional responsibilities with respect to providing direction from the Board to the Interim CEO and the executive management of the company and its affiliates. Mr. Reed, as Chairman, also led the CEO Search Committee responsible for selecting a permanent Chief Executive Officer. Although the roles of Chairman and Chief Executive Officer are currently separated, the Board believes that future facts and circumstances may warrant a different leadership structure to best serve Legg Mason and its stockholders.

In order to ensure independent leadership on the Board, our Corporate Governance Principles provide for a Chairman and/or a Lead Independent Director. The duties of the Chairman, independent or non-independent, are delegated by the Board. The duties of an independent Chairman include presiding over meetings of our Board and stockholders and providing oversight and assistance to our executive management team. In addition, the duties of an independent Chairman will include those of the Lead Independent Director. The duties of the Lead Independent Director include, but are not limited to, the approval of agendas and schedules for Board meetings to ensure there is sufficient time to address all agenda items, acting as a liaison between the Chief Executive Officer and the independent directors, and serving as the chair for executive sessions of the independent directors.

In order to further enhance the independence of the Board from management, the Board believes that a substantial majority of the Board should consist of independent directors. Our Corporate Governance Principles provide that at least three-quarters of the Board members should qualify as independent directors at any time. All of our current directors, except for Mr. Sullivan, are independent, as determined in accordance with New York Stock Exchange Listing Standards.

Compensation of Directors

The Compensation Committee annually reviews and recommends to our Board of Directors the compensation of our non-employee directors. As part of this review, the Committee consults with its compensation consultant to determine the reasonableness and adequacy of our non-employee director compensation. The following table outlines the regular cash compensation that is paid to our non-employee directors.

Compensation Element	Amount of Compensation
Cash Retainers
Annual Board Retainer	$50,000
Independent Chairman Retainer	$200,000
Audit Committee Chairman Retainer	$17,500
Nominating & Corporate Governance, Compensation, Finance and Risk Committee Chairmen Retainers	$10,000
Lead Independent Director Retainer	$25,000
Meeting Fees
Board Meeting Fees	$2,000 per in-person meeting attended and $1,000 per telephonic meeting attended beginning with the sixth meeting in the year
Committee Meeting Fees*	$2,000 per in-person meeting attended and $1,000 per telephonic meeting attended

*Including CEO Search Committee meetings.

In addition to cash compensation, under the terms of the Legg Mason, Inc. Non-Employee Director Equity Plan, as amended, each of our non-employee directors receives, on the 31st day after he or she is first elected as a director, and on the date of each subsequent Annual Meeting of Stockholders, his or her choice of:

•	a grant of shares of common stock that have a market value, on the grant date, of $125,000;

•	a grant of shares of common stock that have a market value, on the grant date, of $75,000, plus $50,000 in cash; or

•	a grant of restricted stock units equal to the number of shares that would be granted under the first bullet above.

Restricted stock units granted under the Legg Mason, Inc. Non-Employee Director Equity Plan are payable on a one-for-one basis in shares of common stock within 60 days of the date on which the recipient stops serving as a director of Legg Mason. The number of restricted stock units credited to a director will be increased to reflect all dividends paid on common stock based on the market price of a share of common stock on the dividend payment date. The restricted stock units and shares of common stock are not subject to vesting. The Plan covers an aggregate of 625,000 shares of common stock.

In April 2013, the Compensation Committee recommended and the Board approved, subject to the approval of our stockholders at this Annual Meeting, an amendment to the Legg Mason, Inc. Non-Employee Director Equity Plan, the purpose of which is to give the committee flexibility to award director compensation in the form of equity awards under the Plan. See “Proposed Amendment to the Legg Mason, Inc. Non-Employee Director Equity Plan” below.

Director Compensation Table

The following table provides information about the compensation earned by our non-employee directors during fiscal year 2013.

Name*	Fees Earned or Paid in Cash($)(1)		Stock Awards($)		All Other Compensation($)(2)	Total($)
Harold L. Adams	$172,000	(3)	$74,989	(4)	—	$246,989
Robert E. Angelica	157,000	(3)	74,989	(4)	—	231,989
Dennis R. Beresford	101,500		124,999	(5)	$9,626	236,125
John T. Cahill	102,000		124,999	(5)	—	226,999
Barry W. Huff	167,000	(3)	74,989	(4)	—	241,989
John E. Koerner III	77,000		124,999	(5)	8,531	210,530
Cheryl Gordon Krongard	114,000		124,999	(5)	—	238,999
Scott C. Nuttall	14,500	(6)	—		—	14,500
Nelson Peltz	103,000		124,999	(5)	—	227,999
W. Allen Reed	742,000	(7)	124,999	(5)	—	866,999
Margaret Milner Richardson	125,000	(3)	74,989	(4)	3,894	203,883
Nicholas J. St. George	131,000	(3)	74,989	(4)	5,137	211,126
Kurt L. Schmoke	80,000		124,999	(5)	6,952	211,951

*Dennis M. Kass, John V. Murphy and John H. Myers joined the Board in fiscal year 2014.

(1)	In addition, non-employee directors receive reimbursement of actual expenses incurred for attendance at meetings or participating in company business.

(2)	Represents dividend equivalents paid on restricted stock units and reinvested in additional restricted stock units.

(3)	Includes $50,000 paid as a portion of the annual award under the Legg Mason, Inc. Non-Employee Director Equity Plan.

(4)	Represents value of 3,008 shares of common stock granted on July 24, 2012.

(5)	Represents value of 5,014 restricted stock units or shares of common stock granted on July 24, 2012.

(6)	Mr. Nuttall left the Board on May 23, 2012.

(7)	In September 2012, the Board elected Mr. Reed as independent Chairman of the Board. In his capacity as Chairman, Mr. Reed assumed additional responsibilities related to coordination and communication between the Board and the Interim Chief Executive Officer, the executive management of the company and Legg Mason’s affiliates. Mr. Reed also led the CEO Search Committee responsible for identifying prospective candidates for the Chief Executive Officer position. In recognition of these additional responsibilities, the Board approved a one-time Chairman cash retainer of $500,000 in October 2012.

As of March 31, 2013, our non-employee directors held the following unexercised stock options and restricted stock units:

Name	Unexercised Stock Options(#)	Restricted Stock Units(#)
Harold L. Adams	16,327	—
Robert E. Angelica	—	—
Dennis R. Beresford	9,000	26,047
John T. Cahill	—	—
Barry W. Huff	—	—
John E. Koerner III	16,327	23,350
Cheryl Gordon Krongard	6,744	—
Nelson Peltz	—	—
W. Allen Reed	—	—
Margaret Milner Richardson	16,327	9,593
Nicholas J. St. George	9,000	12,654
Kurt L. Schmoke	16,327	19,461

CORPORATE GOVERNANCE

Corporate Governance Principles

Upon the recommendation of the Nominating & Corporate Governance Committee, our Board of Directors has adopted Corporate Governance Principles for our company. These Corporate Governance Principles address, among other things, the following key corporate governance topics: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. A copy of these Corporate Governance Principles is available on our corporate website at www.leggmason.com under the “About Us—Corporate Governance” section. We will provide a copy of the Corporate Governance Principles, without charge, to any stockholder who provides a written request for a copy. Requests for copies should be addressed to the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202.

Code of Conduct

Upon the recommendation of the Nominating & Corporate Governance Committee, our Board of Directors has adopted a corporate Code of Conduct that applies to all directors, officers and employees of Legg Mason and its subsidiaries. A copy of the Code of Conduct is available on our corporate website at www.leggmason.com under the “About Us—Corporate Governance” section. We intend to satisfy any disclosure requirement regarding any amendment to, or waiver of, our Code of Conduct by posting the information on our corporate website. We will provide a copy of the Code of Conduct, without charge, to any stockholder who provides a written request for a copy. Requests for copies should be addressed to the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202.

Independent Directors

The Board of Directors has made determinations as to the independence of each of our non-employee directors and concluded that Mses. Krongard and Richardson and Messrs. Adams, Angelica, Beresford, Cahill, Huff, Kass, Koerner, Murphy, Myers, Nuttall (who left the Board on May 23, 2012), Peltz, Reed, St. George and Schmoke qualify as independent directors under the standards promulgated by the New York Stock Exchange (“NYSE”). In reaching these conclusions, the Board considered the transactions and relationships described below under “Compensation Committee Interlocks, Insider Participation and Certain Transactions” and applied our Policy Regarding Director Independence Determinations as adopted by the Board, which specifies types of relationships that are deemed not material and, therefore, not considered each year. A copy of the Policy Regarding Director Independence Determinations is available on our corporate website at www.leggmason.com under the “About Us—Corporate Governance” section.

In determining Mr. Peltz’s independence, the Board reviewed his relationship as the Chief Executive Officer and a founding partner of Trian, an asset management company that, as of May 23, 2013, owns 12,884,337 shares of Legg Mason common stock (10.30% of outstanding shares) and that certain funds managed by Trian may invest client assets in money market funds managed by subsidiaries of Legg Mason.

In determining Mr. Myers’ independence, the Board considered that Mr. Myers is currently a non-employee senior advisor to, and a limited partner (holding less than a 1% interest) of, Angelo, Gordon & Co. (“Angelo Gordon”), an investment advisor. The company’s Legg Mason Investment Counsel subsidiary (“LMIC”) manages separate accounts for clients that are partially invested in private funds and a publicly traded real estate investment trust managed by Angelo Gordon. As of March 31, 2013, LMIC client-related assets in Angelo Gordon products totaled approximately $86 million. Mr. Myers has no involvement in the Angelo Gordon services provided to LMIC clients, and the fees that Angelo Gordon receives for these services have no effect on Mr. Myers’ compensation as a senior advisor.

Director Nomination Process

The Nominating & Corporate Governance Committee will consider all qualified candidates for seats on our Board of Directors identified by members of the committee, by other members of the Board of Directors, by our management and by our stockholders.

The Board of Directors has set minimum qualification requirements for director nominees in our Corporate Governance Principles. Director nominees are required to possess a broad range of skills, expertise, industry or other knowledge and business or other experience that will be useful to the company. The Nominating & Corporate Governance Committee will review each candidate’s biographical information and determine whether the candidate meets these minimum qualification requirements. During fiscal year 2013, the Nominating & Corporate Governance Committee retained a firm to identify potential directors and another firm to conduct background investigations of candidates under consideration.

After the Nominating & Corporate Governance Committee has determined that a candidate meets the minimum qualification requirements, the committee will determine whether to nominate the candidate to our Board of Directors. In making this determination, the Nominating & Corporate Governance Committee will consider a number of factors, including:

•	the current size of the Board of Directors, and whether vacancies on the Board are anticipated;

•	the candidate’s judgment, character, expertise, skill, knowledge, experience and collegiality;

•	the overall diversity of perspectives, backgrounds and experiences of the current directors;

•	whether the candidate has special skills, expertise or a background that add to and complement the range of skills, expertise and background of the existing directors; and

•	whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment and cannot be measured in any mathematical or formulaic way.

The Board of Directors seeks diversity of perspectives, backgrounds and experiences among its members. When considering prospects for possible recommendation to the Board, increasing diversity of backgrounds and experiences is a factor considered by the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee reviews available information regarding each potential candidate, including character, experience, qualifications, attributes, skills, gender, race and ethnicity.

Our Amended and Restated Bylaws provide written procedures by which stockholders may recommend nominees to our Board of Directors. The Nominating & Corporate Governance Committee will consider nominees recommended by our stockholders under the same procedure used for considering nominees recommended by other directors or management. The Nominating & Corporate Governance Committee will consider nominee recommendations from stockholders for the next annual meeting of stockholders if it receives the recommendation no later than the 120th day prior to the first anniversary of the mailing date of our prior year’s proxy statement or Notice of Internet Availability of Proxy Materials (i.e., by February 12, 2014 for a recommendation in 2014). Stockholders who would like to propose a director candidate for election to our Board of Directors at an annual meeting of stockholders must deliver written notice to our Corporate Secretary between the 150th day and 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the mailing date of our prior year’s proxy statement (i.e., between January 13, 2014 and February 12, 2014 for nomination in 2014). If we advance or delay our annual meeting by more than 30 days from the first anniversary of the preceding year’s annual meeting, notice must be delivered between the 150th day prior to the date of the annual meeting and 5:00 p.m., Eastern Time, on the later of the 120th day before the meeting or the tenth day following the day on which we publicly announce the date of the meeting. Notice from a stockholder nominating a director must include the following:

•	the name, age, business address and residence address of the recommending stockholder;

•	the class, series and number of all shares of stock of Legg Mason that the recommending stockholder beneficially owns;

•	the date the shares were acquired and the investment intent behind the acquisition; and

•

all other information about the candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (including the nominee’s written consent to being named in the proxy as a nominee and to serve as a director if elected).

We may require that a proposed director nominee furnish other information to enable the Nominating & Corporate Governance Committee to determine the nominee’s eligibility to serve. The Nominating & Corporate Governance Committee will consider a nomination as it deems appropriate in its discretion. However, a nomination that does not comply with the requirements discussed above may not be considered. Any nominations should be addressed to the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202.

Policies and Procedures Regarding Related Party Transactions

Under our written policies and procedures regarding related party transactions, the Nominating & Corporate Governance Committee must approve all related party transactions between us or one of our subsidiaries and a director, executive officer or immediate family member of a director or executive officer that would be required to be disclosed in our proxy statements. The policy also authorizes the Chairman of the committee to approve, or reject, proposed related party transactions subject to ratification by the full committee at its next regularly scheduled meeting. The Nominating & Corporate Governance Committee uses its business judgment in deciding whether to approve related party transactions.

Executive Sessions

Executive sessions of our non-management directors are held in conjunction with each regular Board of Directors meeting and may be held at other times as circumstances warrant. Our Chairman or Lead Independent Director, as applicable, chairs these executive sessions. W. Allen Reed currently serves as Chairman of the Board and Lead Independent Director.

Communications

All interested parties who wish to communicate with our Board of Directors, the Chairman of the Board, the Lead Independent Director or our non-management directors as a group may do so by addressing their written correspondence to the director or directors, c/o Corporate Secretary, Legg Mason, Inc., 100 International Drive,

Baltimore, Maryland 21202. Our Corporate Secretary will forward all correspondence received from stockholders or other interested parties to the director or directors to whom it is addressed.

The Audit Committee has developed procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters. Any such complaints or concerns should be sent by mail to the Chairman of the Audit Committee, c/o Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of Legg Mason common stock as of May 23, 2013 by each of our directors, each individual named in the Summary Compensation Table, all of our executive officers and directors as a group, and each person who, to the best of our knowledge, beneficially owned more than five percent of the outstanding common stock.

NAME OF OWNER**	COMMON STOCK BENEFICIALLY OWNED(1)(2)			PERCENT OF OUTSTANDING COMMON STOCK(2)
T. Rowe Price Associates, Inc.	13,779,144	(3)		11.01%
Trian Fund Management, L.P.	12,884,337	(4)		10.30%
Nelson Peltz	12,884,337	(4)		10.30%
BlackRock, Inc.	7,176,407	(5)		5.74%
The Vanguard Group Inc.	7,129,615	(6)		5.70%
GAMCO Asset Management Inc.	6,616,299	(7)		5.29%
Mark R. Fetting	600,782	(8)		*
Joseph A. Sullivan	521,641	(9	)(10)	*
Ronald R. Dewhurst	312,698	(8)		*
Jeffrey A. Nattans	140,227	(9)		*
Thomas P. Lemke	134,697	(8)		*
Peter H. Nachtwey	126,097	(9)		*
Harold L. Adams	72,497			*
Nicholas J. St. George	62,582	(11)		*
John E. Koerner III	61,252	(11)		*
W. Allen Reed	45,130			*
John T. Cahill	42,411	(12)		*
Kurt L. Schmoke	39,483	(11)		*
Dennis R. Beresford	37,392	(11)		*
Margaret Milner Richardson	34,038	(11)		*
Cheryl Gordon Krongard	29,308			*
Robert E. Angelica	14,325			*
Barry W. Huff	13,865			*
Dennis M. Kass	3,973			*
All current executive officers and directors as a group (18 persons)	14,217,082			11.33%

*	Less than 1%.
**	Messrs. Murphy and Myers joined the Board after May 23, 2013.

(1)	Except as otherwise indicated and except for shares held by members of an individual’s family or in trust, all shares are held with sole dispositive and voting power.

(2)	Includes, for the individuals listed below, the following number of shares subject to options exercisable within 60 days from May 23, 2013:

Option Holder	Number of Shares
Joseph A. Sullivan	120,852
Jeffrey A. Nattans	44,929
Peter H. Nachtwey	18,418
Harold L. Adams	16,327
Nicholas J. St. George	9,000
John E. Koerner III	16,327
Kurt L. Schmoke	16,327
Dennis R. Beresford	9,000
Margaret Milner Richardson	16,327
Cheryl Gordon Krongard	6,744
All current executive officers and directors as a group (18 persons)	310,785

(3)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The number of shares in the preceding information is based upon a Schedule 13G report filed by T. Rowe Price Associates, Inc. reporting ownership as of December 31, 2012. The percentages are based on Legg Mason’s outstanding shares as of May 23, 2013.

(4)

Represents shares beneficially owned by both Trian Fund Management, L.P., 280 Park Avenue, 41st Floor, New York, NY 10017, in its capacity as the management company for certain funds and investment vehicles managed by it, and Nelson Peltz. Trian Fund Management GP, LLC, which is controlled by Nelson Peltz, Peter W. May and Edward P. Garden, is the general partner of Trian. All of the shares are held with shared dispositive power and voting power by Trian, Mr. Peltz, Mr. May and Mr. Garden. Pursuant to the Trian Agreement entered into in October 2009, Trian and its affiliates are not “interested stockholders” for purposes of the Maryland Business Combination Act based on their current Legg Mason common stock holdings.

(5)	Represents shares held by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, in its capacity as investment advisor. All of the shares are held with sole dispositive power and none of the shares are held with shared dispositive power. All of the shares are held with sole voting power and none are held with shared voting power. The number of shares in the preceding information is based upon a Schedule 13G report filed by BlackRock, Inc. reporting ownership as of December 31, 2012. The percentages are based on Legg Mason’s outstanding shares as of May 23, 2013.

(6)	Represents shares held by The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355, in its capacity as investment advisor. 6,929,923 of the shares are held with sole dispositive power and 199,692 of the shares are held with shared dispositive power. 216,692 of the shares are held with sole voting power and none are held with shared voting power. The number of shares in the preceding information is based upon a Schedule 13G report filed by The Vanguard Group reporting ownership as of December 31, 2012. The percentages are based on Legg Mason’s outstanding shares as of May 23, 2013.

(7)	This information is based on the Schedule 13D report filed with the SEC on February 11, 2013 for shares held on February 8, 2013 by Mario J. Gabelli and the following entities which he directly or indirectly controls or for which he acts as Chief Investment Officer: Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., Gabelli Foundation, Inc., MJG Associates, Inc., MJG-IV Limited Partnership, GGCP, Inc. and GAMCO Investors, Inc. In the aggregate, 6,616,299 of the shares are held with sole dispositive power and none of the shares are held with shared dispositive power and 6,171,799 of the shares are held with sole voting power and none of the shares are held with shared voting power. The Reporting Persons do not admit that they constitute a group. The address of Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc. and GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580. The address of MJG Associates, Inc., MJG-IV Limited Partnership and GGCP, Inc. is 140 Greenwich Avenue, Greenwich, CT 06830. The address of Gabelli Foundation, Inc. is 165 West Liberty Street, Reno, Nevada 89501. The percentages are based on Legg Mason’s outstanding shares as of May 23, 2013.

(8)	Reported beneficial ownership of common stock is as of October 1, 2012 for Mr. Fetting and March 31, 2013 for Messrs. Dewhurst and Lemke, the day each executive ceased to serve as an executive officer of Legg Mason, Inc. and to be subject to the reporting requirements under securities laws. For Mr. Fetting, includes 111,548 shares of unvested restricted stock and 366,737 options exercisable within 60 days of October 1, 2012. For Messrs. Dewhurst and Lemke includes 85,100 and 50,000 options, respectively, exercisable within 60 days of March 31, 2013.

(9)	Includes the following number of shares of restricted stock: 192,534 for Mr. Sullivan, 56,228 for Mr. Nattans and 100,176 for Mr. Nachtwey. Shares of restricted stock are not held with voting rights and cannot be transferred.

(10)	Does not include 3,899.9044 units of the Legg Mason Common Stock Fund held in the Legg Mason Profit Sharing and 401(k) Plan and Trust which translate into 2,181.4659 shares of common stock. Includes 1,460 shares of common stock held by one of Mr. Sullivan’s children.

(11)	Includes, for the individuals listed below, the following number of restricted stock units. Restricted stock units are payable on a one-for-one basis in shares of common stock within 60 days of the date on which the individual stops serving as a director of Legg Mason.

Name	Number of Restricted Stock Units
Nicholas J. St. George	12,700
John E. Koerner III	23,434
Kurt L. Schmoke	19,531
Dennis R. Beresford	26,142
Margaret Milner Richardson	9,628

(12)	Includes 42,411 shares of common stock that are held in trust.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

FISCAL YEAR 2013 A Year of Change

Since its founding in 1899, Legg Mason has evolved into one of the largest asset management firms in the world, serving individual and institutional investors on six continents. Today, it is a diversified group of global asset management firms, referred to as affiliates, who are recognized for their investment expertise and long-term performance.

The Legg Mason story in fiscal 2013 was one of significant change. In fiscal year 2013, Legg Mason:

Facilitated a change of leadership	Invested in affiliates to drive growth

Acquired Fauchier Partners, a leading European-based manager of funds-of-hedge funds	Reduced outstanding debt and returned over $475 million in capital to shareholders through stock buybacks and increased dividends

Launched over 20 new products with assets of over $3 billion as of March 31, 2013	Continued its focus on adding shareholder value through internal initiatives and other strategic improvements

FISCAL YEAR 2013 PERFORMANCE RESULTS

Performance for the year included:

OUR GROWTH INITIATIVES

Legg Mason is focused on growth. To support this priority, we are making incremental changes that include launching differentiated products to meet investor needs, acquiring top managers and investment capabilities and continuing to improve our global distribution.

STRONG FOUNDATION

•	Global firm with distinct affiliate businesses and respected brands
•	Diversified across asset classes, geographies, clients and channels
•	Strong overall performance in strategy assets across all periods
•	Solid balance sheet and cash position
•	Proven ability to return capital to shareholders

PRIMARY GOALS:	Long-term flows, revenue growth, further diversifying product offerings and EPS leverage

AREAS OF FOCUS:	Investment products, investment performance, distribution and operating efficiency

RELATIONSHIP BETWEEN COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION

Our performance assessment framework and executive compensation program are designed to link pay and performance.

Executive Compensation Program Design

The only fixed component of compensation is base salary, which is approximately 8-17% of our executives’ total direct compensation.

Annual performance drives the payment of annual incentive compensation, which is divided into a current cash payment and an award of stock options and restricted shares that vest over a four-year period. Long-term performance in adjusted earnings growth and total stockholder return drive the ultimate payout of the long-term incentive plan (LTIP) awards issued in fiscal year 2012 and 2013.

Performance Assessment

The Compensation Committee of our Board of Directors (the “Committee”) uses a comprehensive process to continually assess performance, which includes frequent dialogue with management about financial performance relative to our goals and relative to the performance of competitors, and assessment of corporate and individual executive accomplishments.

The Committee also asks our independent compensation consultant to assess our pay-for-performance alignment, which includes an analysis of our named executive officers’ (“NEOs”) realizable pay relative to our peer group and an analysis of operational and stockholder returns relative to our peer group.

EXECUTIVE COMPENSATION PRACTICES

Below we highlight certain executive compensation practices we employ to align executive compensation with shareholder interests. Also listed below are certain compensation practices we do not employ because we do not believe they would serve our shareholders’ long-term interests.

What We Do

Pay for Performance.  We tie annual pay to objective performance metrics, including our fiscal year 2013 adjusted operating margin, net AUM flows and global distribution contribution growth. We tie long-term pay to three-year EPS growth and stockholder return. Approximately 80-90% of our executives’ potential compensation is not guaranteed but is tied to financial and stockholder performance. The Committee asks its independent compensation consultant to evaluate the alignment of pay and performance relative to our peer group.

Total Stockholder Return Metric.  Linking executive compensation to stockholder performance is important, so relative stockholder return is considered in determining annual incentive awards and LTIP payouts. Further, stock options and restricted shares are annually awarded based on performance, and the value of those awards to the executives, are ultimately based on share price performance.

Executive Stock Ownership Guidelines.  Executives are expected to own shares in Legg Mason common stock with a value at least equal to 2 to 8 times base salary, depending on position.

Equity Award Retention Policy.  Executives are required to retain 50% of the net after-tax shares received from all equity awards until they have reached the ownership levels set out in the stock ownership guidelines.

Vesting Period on Equity Awards.  Equity awards granted under the annual incentive plan have relatively long four-year ratable vesting periods.

Clawback Policy.  We can recover incentive compensation wrongly awarded to a NEO where the officer’s fraud or willful misconduct led to a material restatement of financial results or if the executive is terminated for cause.

Review Tally Sheets.  We review tally sheets for all of our executive officers prior to making annual executive compensation decisions.

What We Don’t Do

No Employment Agreements.  We do not provide our NEOs with employment agreements that provide severance payments, medical or insurance benefits or any other perquisites in the event the executive is terminated or resigns. Severance decisions are made when an executive’s employment ends.

No Repricings.  Our stock incentive plans and NYSE Listing Standards prohibit us from repricing options without shareholder approval.

No Income Tax Gross-ups.  We do not provide income tax gross-ups for personal benefits other than relocation and other broad-based benefits.

No Excise Tax Gross-ups.  We do not provide excise tax gross-ups for change in control benefits.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

OVERALL

Our NEO compensation programs are designed to attract, incent, retain and reward the management talent that we need to maintain and strengthen our position in the asset management business and to achieve our business objectives.

VARIABLE PAY

Approximately 80-90% of the total direct compensation delivered to our NEOs is variable, which directly ties their pay to their individual performance and to the performance of our company.

PAY FOR PERFORMANCE

Linking compensation to performance is a fundamental value underlying our NEO compensation practices. The annual incentives (including the value of annual equity awards) paid to each of our NEOs vary with performance, including our annual financial results. In addition, the executives received LTIP awards in fiscal years 2012 and 2013 that will result in payouts only if we achieve targeted growth in our adjusted earnings per share over each three-year performance period, with that payout amount subject to adjustment based on our relative total stockholder return over that period.

The total fiscal year 2013 compensation paid to our continuing NEOs reflects our financial results when compared to the compensation amounts paid by peer companies in the asset management industry. The fiscal year 2013 total compensation (salary plus incentive award) paid to

OUR COMPENSATION PRINCIPLES

Our compensation programs for NEOs are guided by three basic principles:

Link compensation to performance. We believe that compensation levels should reflect performance—both the performance of Legg Mason and the performance of the recipient.

Maintain competitive compensation levels. We strive to offer programs and levels of compensation that are competitive with those offered by comparable companies in our industry in order to attract, retain and reward our NEOs.

Align management’s interests with those of stockholders. We seek to implement programs that will encourage NEOs to remain with us and to increase long-term stockholder value by providing competitive compensation and granting long-term equity incentive awards each year.

our Chief Executive Officer ranked in the bottom quartile when compared to the total compensation paid to chief executive officers at the asset management competitors in the 15 company group the Committee uses for compensation comparisons. Similarly, the total fiscal year 2013 compensation (salary plus incentive award) paid to our two other NEOs whose employment is ongoing ranked in the second quartile or the third quartile when compared to the compensation paid by the competitors.

The Committee uses its independent compensation consultant, Towers Watson, to evaluate the relationship and alignment between executive compensation for our NEOs and our corporate performance. Towers Watson considered the alignment between the realizable compensation of our NEOs over the last three fiscal years relative to that of the nine public asset management company peer group, and our composite financial and total stockholder return performance over that period relative to those peer companies. Towers Watson’s analysis showed that Legg Mason’s composite financial and total stockholder return performance over the period ranked in the 34th percentile of the asset management group while our executives three-year realizable pay ranked in the 11th percentile. Based on these findings, Towers Watson concluded that our pay and performance were aligned.

DETERMINING EXECUTIVE COMPENSATION

The Committee uses a performance assessment framework as the basis for pay decisions for the Legg Mason executives. The Committee conducts an in-depth review of performance and then applies its judgment to make compensation decisions, rather than relying solely on formulaic results to calculate annual incentive award payouts. The Committee believes this process is an effective way to assess the quality of the performance and leadership demonstrated by the CEO and the senior management team.

ELEMENTS OF COMPENSATION

	Component	Role	How It’s Set/Links to Performance
FIXED	Base Salary	• To provide a stable, reliable monthly income • Set at levels that should comprise a low percentage of total compensation	• Reviewed periodically in light of performance factors, market practices and advice of the Committee’s independent consultant
VARIABLE	Annual Incentive Compensation
Cash

• To reward the achievement of annual financial and other performance goals and personal performance

• Links compensation to performance since award amounts are determined after fiscal year based on actual results

• Typically constitutes the largest portion of total compensation

• Variable and primarily based on our corporate performance and the responsibilities, individual performance and contributions of the recipient for the fiscal year

• Key metrics for fiscal 2013 include: adjusted operating margin, net flows (organic growth rate), and growth of global distribution contribution

	Equity	• To increase alignment with shareholders by providing significant stock ownership • Retains executive officers through multi-year vesting

• Variable and primarily based on our corporate performance and the responsibilities, individual performance and contributions of the recipient for the fiscal year

• Aligns executive interests with those of stockholders as potential value of awards increases or decreases with stock price

• Paid in stock options and restricted stock

• Awards typically vest over four-year period

Component	Role	How It’s Set/Links to Performance
Long-Term Incentive Plan Awards	• To reward achievement of longer-term financial goals • To retain executives through three-year vesting period • Realized value attributable to three-year performance achievement

•    Payout range is 0-200% of target award

•    Payout based on financial metric (adjusted earnings per share)

•    Relative total stockholder return can modify the ultimate payout +/-20%, but payout is capped at 200%

Other Compensation	• To allow executive officers to participate in other employee benefit plans • To provide opportunity for deferring income taxes on a portion of annual income

•    U.S.-based NEOs may participate in all other Legg Mason compensation and benefit programs on the same terms as other employees, such as health and welfare benefit plans, Profit Sharing and 401(k) Plan and Employee Stock Purchase Plan

•    Our U.S.-based NEOs may elect to participate in a non-qualified deferred compensation plan available to select employees based on responsibilities and compensation levels

ASSESSING COMPETITIVE PRACTICE

Towers Watson assists the Committee by reviewing comparative market data on compensation practices and programs based on an analysis of competitors provided in a compensation survey conducted by McLagan Partners, a compensation specialist affiliate of Aon Hewitt that focuses on the financial services industry. Management retains McLagan to provide compensation information about asset management competitors, including competitors that are not publicly traded, or are subsidiaries of larger institutions, that generally do not make compensation information about their executive officers publicly available. The Committee and Towers Watson use an industry executive pay analysis from McLagan to compare proposed executive compensation levels with the compensation paid by a group of competitors. The companies in the group are:

AllianceBernstein Holding L.P.	Allianz Global Investors	BlackRock, Inc.
Deutsche Asset Management	Fidelity Investments	Franklin Templeton Investments
Goldman Sachs Asset Management	Invesco Ltd.	JP Morgan Asset Management
MFS Investment Management	Morgan Stanley Investment Management	Natixis Global Asset Management
Old Mutual Asset Management	PIMCO Advisors	T. Rowe Price Group, Inc.

The Committee and Towers Watson use this group of relevant competitors to compare our compensation programs and practices with those of our competitors and the compensation levels of our NEOs to the compensation levels of comparable officers of companies in the group. Because our March 31 fiscal year-end date is later than that of many competitors, we are able to review up-to-date information about market practices and compensation awards for the previously completed calendar year.

PERFORMANCE MEASURES AND TIME HORIZONS

We use a combination of measures and time horizons to foster and reward performance. The following chart summarizes the relevant performance measures and time frames used for our variable pay elements.

FISCAL YEAR 2013 COMPENSATION DECISIONS

Determination of Fiscal Year 2013 Base Salaries

For fiscal 2013, the Committee did not change base salaries for any of the NEOs, with exception of Mr. Sullivan, whose base salary was increased to $500,000 upon his appointment to CEO.

Determination of Fiscal Year 2013 Bonus Pool

The Legg Mason, Inc. Executive Incentive Compensation Plan establishes a bonus pool for Legg Mason executive officers that equals 10% of the company’s pre-tax earnings (before deducting expense for compensation under the plan and after other adjustments). The Committee uses a compensation program to determine actual NEO compensation amounts. Under that program, a target bonus pool and participants in the pool are established early in the fiscal year, along with performance metrics that the Committee will use as a basis for making compensation decisions at the end of the year.

For fiscal year 2013, the Committee designated seven participants in its compensation program, Legg Mason’s six executive officers at the time and its Chief Risk Officer. The Committee also established performance metrics to be used to increase or decrease the target pool amount:

DECISION SUPPORT

As the Committee made its fiscal 2013 compensation decisions, it considered that 85% of the Legg Mason stockholders who voted on the advisory vote on NEO compensation at the 2012 Annual Meeting of Stockholders (including as votes on the proposal votes cast for, against and to abstain) had voted in favor of approving the compensation, and concluded that this level of approving votes suggested that the shareholders generally supported the Committee’s approach. With this in mind, the Committee did not make significant changes to the program for fiscal year 2013.

• Operating margin, as adjusted[1], • Net AUM flows as a percentage of AUM at the beginning of the fiscal year (“organic growth rate”), and • Global distribution contribution growth[2].

In addition to the performance metrics, the Committee also established other, qualitative factors to be considered in determining the final bonus pool amount. These other factors are capital deployment, product development, acquisitions/divestitures, relationship management and human capital.

In April 2013, the Committee established the final bonus pool for fiscal year 2013 under the program. In establishing the final bonus pool, the Committee considered each of the following performance metrics:

•	Operating margin, as adjusted, was 16.8% as compared to a target of 21.3%,

•	Organic growth rate (net flows) was (1.8%) as compared to a target of 0%, and

•	Global distribution contribution growth was 20.6% as compared to a target of 9.0%.

[1]	Operating margin, as adjusted, equals (i) operating income (loss), adjusted to exclude the impact on compensation expense of gains or losses (a) on investments made to fund deferred compensation plans and (b) on seed capital investments by our asset managers under revenue sharing agreements, transition-related costs of streamlining our business model, income (loss) of consolidated investment vehicles and any impairment charges, divided by (ii) operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles and reduced by distribution and servicing expenses.
[2]	Global Distribution contribution growth refers to the growth in profits allocated to Legg Mason’s centralized global distribution operations, which is calculated by adding net distribution revenues received and retained by the operations to the profits received by Legg Mason from the advisory fees received by its investment management affiliates for managing assets sourced by the distribution operations and subtracting the costs of the global distributions operations.

In considering operating margin, as adjusted, the Committee noted the margin had been reduced by four percentage points by initiatives voluntarily undertaken by the company during the fiscal year including launching closed end funds, abandoning certain real estate for sublease that will result in approximately $10 million in annual savings on occupancy expenses and restructuring affiliate economic relationships. In considering the organic growth rate, the Committee noted the improvement from a negative 4.1% growth rate in the prior year.

The Committee also reviewed the other qualitative factors listed above, using its business judgment to decide whether each factor was positive or negative for the fiscal year. In its executive compensation deliberations, the Committee considered the impact of non-cash impairment charges taken during the fiscal year that related to intangible assets acquired in 2005. These impairment charges resulted in a loss for the fiscal year, and thus no bonus pool under the executive incentive plan. The Committee decided that it would not penalize the current management team for impairment charges arising from acquisitions that were made by a previous management team, that the impairment charges were primarily related to longer-term developments that had predominantly arisen under a previous management team and that, particularly in light of the management team’s accomplishments during the fiscal year, the Committee would determine executive compensation amounts for the fiscal year based on performance in the year as described above, notwithstanding the impairment charges.

The Committee considered all of this information and used its business judgment to establish a final bonus pool that was reduced 50% from the target bonus pool amount. As a final check on the bonus pool, the Committee considered Legg Mason’s 17% total stockholder return over fiscal 2013 and used its business judgment to decide that the 50% reduction in the target bonus pool amount required no further adjustment to reflect total stockholder return for the fiscal year. In determining actual incentive awards for individuals, the Committee elected to pay out only 44% of the target bonus pool. The Committee decided on this further reduction based on the specific incentive award amounts for each individual participant in the plan.

Determination of Fiscal Year 2013 Total Direct Compensation

The following table shows the NEO base salary and incentive compensation for fiscal 2013 that was awarded or approved by the Committee. The Committee establishes and awards incentive compensation for a fiscal year after the year is complete in order to reflect the full year’s performance in the award decisions. Thus, this table differs from the Summary Compensation Table below primarily because it includes in fiscal year 2013 the value of equity awards that were awarded in May 2013 and are part of fiscal year 2013 incentive compensation, while the Summary Compensation Table includes in fiscal year 2013 the value of equity awards made in May 2012 that are part of fiscal year 2012 incentive compensation.

Name(1)	Base Salary	Cash Incentive Payment	Restricted Stock Award(2)	Stock Option Award	Total Incentive Award(3)	Total Compensation(4)
Joseph A. Sullivan	$425,000	$2,700,000	$1,260,000	$540,000	$4,500,000	$4,925,000
Peter H. Nachtwey	350,000	1,440,000	672,000	288,000	2,400,000	2,750,000
Jeffrey A. Nattans	350,000	732,000	341,600	146,400	1,220,000	1,570,000

(1)	As discussed below, Messrs. Fetting, Dewhurst and Lemke have left the company and were paid severance packages negotiated in connection with their departures. The Committee does not consider these packages to constitute incentive compensation for fiscal year 2013, and therefore these individuals are not included in the table.
(2)	As discussed below, Messrs. Sullivan, Nachtwey and Nattans also received $3,000,000, $1,500,000 and $700,000, respectively, in restricted stock retention awards in September 2012. The Committee does not consider these awards to constitute incentive compensation for fiscal year 2013.
(3)	Total incentive award is the sum of cash incentive payment, restricted stock award and stock option award.
(4)

In addition, Messrs. Sullivan, Nachtwey and Nattans received awards under our long-term incentive plan in August 2012 with target values of $700,000, $700,000 and $450,000 respectively. We do not consider these awards to be part of fiscal year compensation because their payout is conditioned on targeted growth in adjusted earnings per share over a three-year period.

JOSEPH A. SULLIVAN

Mr. Sullivan’s total direct compensation for fiscal year 2013 included (i) a $4.5 million incentive award, (ii) a $0.7 million long-term incentive plan award (that may result in payments only in three years subject to performance over that period) and (iii) a $3.0 million restricted stock retention award. Mr. Sullivan’s fiscal year 2013 compensation (salary plus incentive award) represents a 59% increase over his fiscal year 2012 compensation. The Committee determined that this increase was appropriate in light of Mr. Sullivan’s promotion during the fiscal year from Head of Global Distribution to interim and then permanent Chief Executive Officer, Legg Mason’s corporate performance as discussed above, including its total stockholder return for the fiscal year, Mr. Sullivan’s performance during the fiscal year and a comparison of Mr. Sullivan’s compensation to that of comparable executives at other firms. In addition to the actions described in the box below, Mr. Sullivan’s accomplishments during the year included:

•	reviewing and focusing Legg Mason’s corporate strategy,

•	restructuring the company’s executive team,

•	directly overseeing for six months, and indirectly overseeing for the remainder of the year, the improvement in the contribution and flows from Legg Mason’s Global Distribution operations, and

•	maintaining a focus on cost controls and efficiency.

Mr. Sullivan’s long-term incentive plan award and restricted stock retention award are discussed below.

PETER H. NACHTWEY

Mr. Nachtwey’s total direct compensation for fiscal year 2013 included (i) a $2.4 million incentive award, (ii) a $0.7 million long-term incentive plan award (that may result in payments only in three years subject to performance over that period) and (iii) a $1.5 million restricted stock retention award. Mr. Nachtwey’s fiscal year 2013 compensation (salary plus incentive award) represents a 26% increase over Mr. Nachtwey’s compensation for fiscal year 2012. The Committee determined that this increase was appropriate in light of Legg Mason’s corporate performance, including its total stockholder return for the fiscal year, Mr. Nachtwey’s personal performance during the fiscal year and a comparison of Mr. Nachtwey’s compensation to that of comparable executives at competitor companies. Mr. Nachtwey’s personal performance in the fiscal year included the following achievements: successfully overseeing and participating in the company’s investor relations program, including all investor relations aspects of the CEO transition; enhancing Legg Mason’s internal financial reporting and financial projections processes; management of the balance sheet and ratings agencies relationships to include returning over $475 million in capital to shareholders and restructuring Legg Mason’s debt to increase flexibilities, lengthen maturities and reduce outstanding debt; enhancing the company’s seed capital investment process; and overseeing a successful real estate restructuring that will result in approximately $10 million in annual savings on occupancy expenses.

Mr. Nachtwey’s long-term incentive plan award and restricted stock retention award are discussed below.

RONALD R. DEWHURST and THOMAS P. LEMKE

The employment of Messrs. Dewhurst and Lemke terminated on March 31, 2013, and their severance packages were negotiated at the time of their departure taking into account factors including their service for the full fiscal year.

Mr. Dewhurst’s severance included:

•	167,921 unvested restricted stock units and options to purchase 27,040 shares of stock to vest in accordance with terms of the awards or of his Separation Agreement,

•	$3,310,000 payable in a lump sum in accordance with his Separation Agreement,

•	12 months of COBRA coverage for himself, his spouse and his dependents, and

•	Outplacement services.

Mr. Lemke’s severance included:

•	59,890 unvested restricted shares and options to purchase 44,343 shares of stock to vest in accordance with terms of the awards or of his Separation Agreement,

•	$2,100,000 payable in a lump sum in accordance with his Separation Agreement,

•	12 months of COBRA coverage for himself, his spouse and his dependents, and

•	Outplacement services.

JEFFREY A. NATTANS

Mr. Nattans’ total direct compensation for fiscal year 2013 included (i) a $1.2 million incentive award, (ii) a $0.45 million long-term incentive plan award (that may result in payments only in three years subject to performance over that period) and (iii) a $0.7 million restricted stock retention award. Mr. Nattans’ personal performance in the fiscal year included the following achievements: successfully overseeing Legg Mason’s mergers and acquisitions efforts during the year, including acquiring Fauchier Partners and developing a pipeline of potential other transactions; leading the development and implementation of the capital plan in May 2012 which significantly increased the company’s financial flexibility and included negotiating the repurchase of the company’s outstanding $1.25 billion convertible senior notes, implementing the successful offering of $650 million in senior notes and using up to 65% of Legg Mason’s cash flow from operations for stock repurchases; and playing a key role in the development and implementation of the major strategic initiatives and decisions made during the fiscal year.

Mr. Nattans’ long-term incentive plan award and restricted stock retention award are discussed below.

MARK R. FETTING

Mr. Fetting’s employment terminated in October 2012 and his severance package was negotiated at the time of his departure. His severance included:

•

111,548 unvested restricted shares to vest in accordance with the time-vesting schedule that would be applicable had he continued employment with the company provided he does not compete with the company,

•	$2,000,000 payable in equal installments over a 15 month period provided he does not compete with the company,

•	18 months of COBRA coverage for himself, his spouse and his dependents, and

•	Up to $25,000 worth of outplacement services.

A NEW CEO

The CEO Search Committee of our Board underwent a five-month, comprehensive search that considered a broad list of highly qualified candidates to serve as CEO. Executives at the affiliates were involved in the selection from the beginning of the process, and recommended their choices to the Board’s CEO Search Committee. The full Legg Mason Board made the final decision.

In February 2013, Legg Mason appointed Joseph A. Sullivan as President and CEO. Mr. Sullivan had been the company’s interim CEO. He was formerly Legg Mason’s Head of Global Distribution and has worked at the company for all but two and a half years since 1994.

In Mr. Sullivan’s time as interim CEO, and his first few months as CEO, he has made significant strides:

•

Completed first acquisition in over six years with Permal affiliate (one of the largest funds-of-hedge fund asset management firms), acquiring Fauchier Partners, a European-based funds-of-hedge funds manager

•	Restructured economic arrangements with Permal management to improve alignment and focus on growth

•	Combined operations of ClearBridge and Legg Mason Capital Management (two Legg Mason equity managers)

In recognition of Mr. Sullivan’s promotion to CEO, and to provide Mr. Sullivan with a substantial long-term incentive to improve Legg Mason’s business and the price of its common stock, the Board approved a supplemental performance-based stock option award in May 2013. The Board granted Mr. Sullivan 500,000 stock options that (1) vest two years following the grant date (25% of grant), or (2) vest on the later of two years after the grant date and when Legg Mason stock trades at or above a threshold for 20 consecutive trading days (25% of grant), and (3) vest if and when Legg Mason stock trades at or above certain stock price thresholds for 20 consecutive trading days (50% of grant).

Determination of September 2012 Retention Awards

In September 2012, the Committee approved and paid individual retention awards to the NEOs in the form of restricted stock grants. The awards were issued at the time that Mr. Fetting stepped down as CEO to encourage these executives, who the Committee determined were critical to Legg Mason, to remain with Legg Mason and fulfill their responsibilities through the CEO transition. The awards will vest in full on March 31, 2014; however, vesting was accelerated for Messrs. Dewhurst and Lemke when their employment ended.

Name	Number of Restricted Shares
Joseph A. Sullivan	116,234
Peter H. Nachtwey	58,117
Ronald R. Dewhurst	58,117
Thomas P. Lemke	27,121
Jeffrey A. Nattans	27,121

Determination of Fiscal Year 2013 Incentive Awards

In April 2013, the Committee allocated a portion of the final bonus pool under the executive compensation program to each of the NEOs as incentive compensation. In approving these awards (and determining the split between cash and equity for each officer) the Committee considered:

•	Their individual responsibilities and achievements during the fiscal year,

•	Market practices,

•	A comparison of the equity holdings of each executive to that of executives with comparable responsibilities at nine publicly traded asset management companies,

•	Mr. Sullivan’s views as to the individual performance and contributions by the NEO (other than Mr. Sullivan) during the fiscal year,

•	Mr. Sullivan’s views of the initiative, business judgment and management skills of the NEO (other than Mr. Sullivan), and

•	The Board’s assessment of Mr. Sullivan’s performance and contributions during the fiscal year.

The Committee approved incentive awards are summarized in the table below:

Name	Total Incentive Award	% Paid in Restricted Stock	% Paid in Stock Options

Joseph A. Sullivan	$4,500,000	28%	12%
Peter H. Nachtwey	$2,400,000	28%	12%
Jeffrey A. Nattans	$1,220,000	28%	12%

Determination of Long-Term Incentive Plan Awards

In deciding on long-term incentive award amounts for each of the NEOs, the Committee considered:

•	The responsibilities and position of each executive officer,
•	Its goals in creating the long-term incentive plan and
•	The advice of Towers Watson.

In August 2012, the Committee issued awards with target values of $700,000, $700,000, $700,000, $450,000, $450,000 and $2,000,000 to Messrs. Sullivan, Nachtwey, Dewhurst, Lemke, Nattans and Fetting, respectively. The awards to Messrs. Dewhurst, Lemke and Fetting were forfeited in accordance with their terms when the employment of these NEOs ended.

The adjusted earnings per share target for the awards is intentionally set at a level that requires significant growth over the three-year vesting period. This will ensure that the recognition of expense from the long-term incentive plan, which is recognized in each period based on the expected future payout amount at that time, does not occur, and affect the fiscal year bonus pool calculation, unless Legg Mason is achieving significant earnings growth.

COMPENSATION GOVERNANCE, PROCESS AND INCENTIVE DECISIONS

Role of Compensation Committee and Non-Employee Directors

The Committee is responsible for overseeing and implementing our NEO compensation programs. The Committee’s role includes:

•	Determining the incentive compensation of our CEO,

•	Establishing and approving compensation plans for NEOs based on the recommendations of the CEO and the Committee’s compensation consultant,

•	Annually reviewing and, where appropriate, adjusting the base salaries of our NEOs and

•	Approving the incentive compensation of NEOs and awards under our long-term incentive plan.

Our independent directors must ratify the Committee’s determinations regarding CEO compensation.

In implementing its role in the compensation program, the Committee uses information from a number of sources. The information utilized by the Committee includes advice from its compensation consultant, data regarding the compensation practices of asset management competitors that is discussed in more detail below, tally sheets showing prior compensation awards to, and outstanding equity holdings of, NEOs and a comparison of the equity holdings of our NEOs with those of comparable officers at competitor asset managers.

Role of Management

Our management, under the leadership of our CEO, plays an important role in establishing and maintaining our NEO compensation programs. Management’s role includes recommending plans and programs to the Committee, implementing the Committee’s decisions regarding the plans and programs and assisting and administering plans in support of the Committee. Our CEO also provides information on the individual performance of the other NEOs and makes annual recommendations to the Committee on compensation levels for all other NEOs. Our management is assisted throughout the compensation process by its compensation consultant, Aon Hewitt.

Role of Committee’s Compensation Consultant

The Committee’s charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal year 2013, the Committee continued to retain Towers Watson as its independent compensation consultant. Towers Watson reports directly to the Committee which annually reviews the performance of, and all fees paid to, Towers Watson.

In January 2013, the Committee considered the independence of Towers Watson in light of new SEC rules and proposed NYSE Listing Standards. The Committee discussed all relevant factors, including those cited in the new rules, and concluded that the work of the consultant did not raise any conflict of interest.

The Committee has instructed Towers Watson to provide it with advice and guidance on compensation proposals, including proposed compensation amounts, the design of incentive plans, the setting of performance goals, and the design of other forms of compensation and benefits programs, as well as relevant information about market practices and trends. Typically, Towers Watson attends Committee meetings, reviews existing compensation programs to ensure consistency with our compensation philosophy and current market practices and reviews the comparative information derived from the peer group and published survey data that the Committee uses when setting compensation.

MAKING DECISIONS ON INCENTIVE AWARDS

Annual Incentive Awards

In most fiscal years, the Committee grants most incentive compensation awards under our stockholder-approved Executive Incentive Compensation Plan. In fiscal year 2013, incentive awards were made using the sub-program described below, but outside the plan for the reasons discussed above.

The Compensation Committee’s Process

Q1 (ending 06.30.12)

Committee selects Executive Incentive Plan participants and allocates each a maximum percentage of the total pool under that plan

In establishing the percentage for each participant, the Committee considers:

• The executive’s previous incentive awards,

• The executive’s level of responsibility and

• The incentive award the executive is likely to receive for that fiscal year given certain performance expectations.

Committee determines the sub-program participants and establishes a Target Bonus Pool for the program participants

In establishing the Target Bonus Pool amount, the Committee considers:

• Industry survey data regarding market compensation levels for individuals holding similar positions at other asset management companies,

• The actual bonus pool for the prior year,

• The company’s recent performance and

• Recommendations from the CEO and advice from its compensation consultant.

The Sub-Program

The Committee established a sub-program under the plan to determine actual executive compensation awards through the use of the Committee’s discretion to reduce the maximum allocations of the Executive Pool established at the beginning of the fiscal year. In fiscal year 2013, the Committee used this sub-program alone to determine incentive awards.

Q1 (ending 06.30.13)

Committee considers company performance under each performance metric, and uses its business judgment to increase or decrease the Target Bonus Pool and establish a final bonus pool under the program

The final bonus pool is thus not established on a formulaic basis. As a final check on the bonus pool, the Committee considers Legg Mason’s total stockholder return over the fiscal year and uses its judgment to determine whether further adjustments to the bonus pool are appropriate.

The Metrics

For fiscal year 2013, the Committee established the following metrics:

• Operating margin, as adjusted,

• Net flows (organic growth rate),

• Global Distribution contribution growth and

• Other qualitative factors.

Committee approves actual incentive awards to each participating executive

The Committee is under no obligation to award the entire incentive pool under the program. In fiscal year 2013, the Committee awarded less than the entire incentive pool under the program as incentive awards.

Awards are paid in the form of cash bonuses and equity awards (restricted stock and stock options)

Incentive Awards Outside the Plan

From time to time, including for fiscal year 2013, the Committee will award incentive compensation that is outside the terms of the Executive Incentive Compensation Plan. These awards are typically made from the bonus pool under the sub-program. Examples of situations where these awards might be made include when an executive joins the company during the fiscal year, and thus was not assigned a maximum allocation under the plan for the fiscal year, or when the Committee determines that it would not be appropriate to limit the award a person receives to that provided for in the plan.

Long-Term Incentive Plan Awards

During fiscal years 2012 and 2013, the Committee made awards under a newly established long-term incentive plan to tie an element of compensation to performance over a three-year period. These awards were not considered to be part of compensation for the fiscal years in which they were awarded since they will result in payments only in three years based on performance over that period. In May 2013, the Committee revamped its executive compensation program for fiscal year 2014 by replacing the long-term incentive plan with comprehensive annual incentive awards that will include performance-vesting equity awards.

The Long-Term Incentive Plan

Under the plan, executive officers were awarded performance units annually. The units will vest at the end of a three-year period based upon Legg Mason’s cumulative adjusted earnings per share over the period.
IF...	THEN...

the adjusted earnings per share equal a specified target,	the performance units will vest 100% and be paid out in cash or shares of Legg Mason common stock, at the Committee’s discretion, with a value equal to the initial target award amount.
the adjusted earnings per share over the vesting period are within a specified amount higher or lower than the target amount,	the amount of cash or value of shares paid at vesting will be increased up to 200%, or decreased down to 25%, of the initial target award amount

the adjusted earnings per share over the period are less than a specified threshold,	no units will vest.

The payout amount at vesting is subject to a further adjustment that can increase or decrease the amount by 20% (subject to the 25% and 200% limits) if Legg Mason’s total stockholder return over the vesting period is within the top quartile or bottom quartile, respectively, of a specified group of 16 publicly traded companies in the asset management business.

The companies in this group are:

Affiliated Managers Group, Inc.	AllianceBernstein Holding L.P.	Ameriprise Financial, Inc.
The Bank of New York Mellon Corporation	BlackRock, Inc.	Calamos Asset Management Inc.
Eaton Vance Corp.	Federated Investors, Inc.	Franklin Resources Inc.
GAMCO Investors Group, Inc.	Invesco Ltd.	Janus Capital Group, Inc.
Northern Trust Corporation	State Street Corporation	T. Rowe Price Group, Inc.
Waddell & Reed Financial Inc.

This group of companies differs from the other groups used for compensation comparison purposes because it contains only publicly traded companies and, to ensure a sufficient sample size, it includes companies that have significant non-asset management businesses.

OTHER COMPENSATION POLICIES AND PRACTICES

Tax Deductibility of Annual Compensation

Section 162(m) of the Internal Revenue Code limits tax deductions for certain annual compensation in excess of $1,000,000 paid to certain individuals named in the summary compensation tables of public company proxy statements. For years in which awards are made under the plan, our Executive Incentive Compensation Plan is designed to qualify for a performance-based exception to this rule and to permit the full deductibility of compensation awarded under the plan, including equity awards.

The Committee intends to continue to pursue compensation programs that are designed to be fully deductible. However, when circumstances warrant, the Committee retains the discretion to grant incentive awards to NEOs that are not fully deductible under Section 162(m) as the Committee must balance the effectiveness of executive compensation plans with the materiality of reduced tax deductions. In making this decision, the Committee is aware of the effect of accumulated tax losses and the amortization of goodwill for tax purposes on Legg Mason’s U.S. federal tax payment obligations.

Equity Grant Practices

We do not have any program, plan or practice to time equity awards to our employees in coordination with the release of material non-public information. We do not grant equity awards based on our stock price. If we are in possession of material non-public information, either favorable or unfavorable, when equity awards are made, the Committee will not take the information into consideration in determining award amounts. The Committee authorizes annual equity awards to NEOs at its regularly-scheduled meeting in April. Our practice is to determine the exercise price or fair market value for annual NEO equity awards on the day that incentive awards are paid in May.

Compensation Clawback Policy

If the Committee determines that it is appropriate, Legg Mason may recover from a NEO the amount of previously paid incentive compensation (including both cash bonuses and equity awards) that the Board of Directors determines to be appropriate in two circumstances:

•	If a participant’s acts or omissions are a significant contributing factor to a requirement that Legg Mason restate its reported financial results due to a material error, or
•

If the participant’s employment is terminated for “cause” such as instances of gross negligence, willful misconduct or willful malfeasance that materially adversely impact the company’s reputation or business; willful violations of law that materially adversely affect the company’s reputation or business or the ability of the officer to be associated with an investment adviser; or theft, embezzlement or fraud.

This clawback provision is intended to provide enhanced safeguards against certain types of employee misconduct, and allows for recovery of significant compensation paid to an employee who engages in such misconduct.

Stock Policies

Our Board of Directors has adopted stock ownership guidelines for directors and executive officers. Under the guidelines, non-employee directors are expected to own shares of Legg Mason common stock with a value at least equal to five times the annual cash retainer paid for serving on the Board. Directors and executive officers are permitted a five-year grace period to transition into compliance with the guidelines. Our equity award retention policy requires that executives retain 50% of the net after-tax shares received from all equity awards until they have reached the ownership level in the ownership guidelines. In addition, our Board of Directors has adopted a policy regarding acquisitions and dispositions of Legg Mason securities that, among other things and subject to certain exceptions, prohibits directors or executive officers from trading in listed and over the counter options and derivatives that relate specifically to securities issued by Legg Mason. Executive officers are expected to own shares of common stock, including restricted stock and shares of phantom stock as follows:

Name	Guideline Shares
Chief Executive Officer	Required to own shares with value at least equal to 8x base salary
Senior Executive Vice Presidents	Required to own shares with value at least equal to 5x base salary
Other Executive Officers	Required to own shares with value at least equal to 2x base salary

Summary Compensation Table

The following table summarizes the total compensation during the fiscal year ended March 31, 2013 of our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers during the fiscal year and the former Chief Executive Officer who served in that role during part of the fiscal year. The information in this table differs from the information in the table above under “Compensation Discussion and Analysis—Determination of Fiscal 2013 Total Direct Compensation” primarily in that this table, as required by SEC rules, includes in fiscal year 2013 the restricted stock retention awards and the value of equity awards made in May 2012 (during fiscal year 2013) that are actually part of fiscal year 2012 incentive compensation, rather than the value of equity awards made in May 2013 (during fiscal year 2014) that are actually part of fiscal year 2013 incentive compensation.

Name and Principal Position	Fiscal Year	Salary($)		Cash Bonus($)(1)(2)	Stock Awards($)(3)(4)	Option Awards($)(5)	All Other Compensation($)(6)	Total($)
Joseph A. Sullivan (7)	2013	$425,000		$2,700,000	$3,770,000	$330,000	$67,983	$7,292,983
Chief Executive Officer	2012	350,000		1,650,000	840,000	360,000	29,938	3,229,938
	2011	350,000		2,000,000	500,000	500,000	21,052	3,371,052

Peter H. Nachtwey	2013	350,000		1,440,000	2,050,000	230,000	37,528	4,107,528
Chief Financial Officer	2012	350,000		1,050,000	125,000	125,000	174,613	1,824,613
	2011	80,208		825,000	250,000	250,000	33,812	1,439,020

Ronald R. Dewhurst (8)	2013	350,000		—	2,637,945	93,305	3,778,165	6,859,415
Former Senior Executive	2012	350,000		1,550,000	1,400,000	—	184,571	3,484,571
Vice President	2011	363,825		2,000,000	1,800,000	—	137,074	4,300,899

Thomas P. Lemke (9)	2013	350,000	(10)	—	1,127,480	192,894	2,164,125	3,834,499
Former Executive Vice President	2012	350,000		825,000	490,000	210,000	16,610	1,891,610

Jeffrey A. Nattans	2013	350,000	(10)	732,000	1,046,500	148,500	41,989	2,318,989
Executive Vice President	2012	350,000		725,000	420,000	180,000	26,911	1,701,911
	2011	345,833		900,000	300,000	100,000	20,642	1,666,475

Mark R. Fetting (11)	2013	251,894		—	4,109,487	480,000	918,497	5,759,878
Former Chief Executive Officer	2012	500,000		2,400,000	1,400,000	600,000	38,695	4,938,695
	2011	500,000		2,900,000	1,875,000	625,000	21,272	5,921,272

(1)	Represents awards under the Executive Incentive Compensation Plan in fiscal years 2011 and 2012. See “Compensation Discussion and Analysis—Determination of Fiscal 2013 Total Direct Compensation” for discussion regarding the fiscal year 2013 incentive awards.

(2)

Does not include $1,800,000, $960,000 and $488,000 awarded as incentive compensation for fiscal year 2013 and paid in shares of restricted stock or stock options to Messrs. Sullivan, Nachtwey, and Nattans, respectively, on May 16, 2013. Also does not include awards to Messrs. Sullivan, Nachtwey, Dewhurst,

Lemke, Nattans and Fetting in August 2012 under the long-term incentive plan which vest at the end of a three-year period conditioned on targeted growth in adjusted earnings per share. These awards are described above under “Compensation Discussion and Analysis – Making Decisions on Incentive Awards- Long-Term Incentive Plan Awards.”

(3)	Represents the fair value of restricted stock awards made during each fiscal year as measured by Legg Mason’s stock price on the date of grant calculated in accordance with accounting guidance. Legg Mason’s stock price is calculated as the average of the high and low trading prices of our common stock on the NYSE on the grant date. Amounts reported may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on Legg Mason’s actual operating performance, stock price fluctuations and the named executive officer’s continued employment.

Restricted stock awards granted during fiscal year 2013 include retention awards granted in connection with the transition of Chief Executive Officers in the amount of $3,000,000, $1,500,000, $1,500,000, $700,000 and $700,000 to Messrs. Sullivan, Nachtwey, Dewhurst, Lemke, and Nattans, respectively.

(4)	Non-U.S. executives are awarded restricted stock units instead of restricted stock. For all intents and purposes, restricted stock units are the same as restricted stock and will be referred to throughout this Proxy Statement as restricted stock when discussing awards made to non-U.S. executives.

(5)	Represents the aggregate grant date fair value, as calculated in accordance with accounting guidance, of options granted during each fiscal year. Stock option awards are valued for purposes of this table using the Black-Scholes option pricing model. See the “Stock-Based Compensation” footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year in which the award was made for a discussion of the assumptions used in estimating the value of each award. Amounts reported may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on Legg Mason’s actual operating performance, stock price fluctuations and the restricted stock awards vesting.

(6)	Includes for all named executive officers, Basic Life and Accidental Death and Dismemberment insurance premiums paid by Legg Mason and $54,949, $24,076, $56,974, $18,733, $18,971 and $44,728 dividends paid on unvested restricted stock for Messrs. Sullivan, Nachtwey, Dewhurst, Lemke, Nattans and Fetting, respectively. Includes for all named executive officers except Mr. Fetting, contributions made by Legg Mason pursuant to our Profit Sharing and 401(k) Plan and Trust, including $13,096, $11,783 and $13,096 for Messrs. Nachtwey, Lemke and Nattans, respectively. Includes discount amounts credited under our Deferred Compensation/Phantom Stock Plan for Messrs. Lemke, Nattans and Fetting, matching contributions under the Employee Stock Purchase Plan for Messrs. Sullivan and Nattans and a flexible spending account contribution for Mr. Nattans.

Includes for Mr. Dewhurst tax gross-ups of $83,292 related to reimbursement of relocation costs and temporary housing and employer contributions to an Australian retirement and insurance program in the amount of $18,811. Also includes for Mr. Dewhurst perquisites of $135,971, of which $36,643 was for tax consulting and $99,328 was for relocation assistance and temporary housing.

Messrs. Dewhurst, Lemke and Fetting left the company during, or at the end of, fiscal year 2013. Payments and benefits in connection with their departures included in this column are discussed below in footnotes (8), (9) and (11).

(7)	Mr. Sullivan acted as Interim Chief Executive Officer beginning October 1, 2012 and he was elected Chief Executive Officer on February 12, 2013. His salary was $350,000 per year for the first six months of the fiscal year and $500,000 per year for the last six months of the fiscal year.

(8)

Mr. Dewhurst left the company on March 31, 2013. All other compensation includes the following in connection with his departure, a cash payment of $3,310,000, post-employment health care subsidy of $20,331, unpaid vacation payout of $111,178, relocation assistance of $26,700 and outplacement services.

Mr. Dewhurst also received accelerated vesting of all unvested equity awards that did not vest in accordance with their terms. The stock and option award columns include accounting charges of $87,945 for acceleration of 2,750 restricted shares and $93,305 for acceleration of 27,040 stock options.

(9)	Mr. Lemke left the company on March 31, 2013. All other compensation includes the following in connection with his departure, a cash payment of $2,100,000, post-employment health care subsidy of $17,418 and outplacement services. Mr. Lemke also received accelerated vesting for all unvested equity awards that did not vest in accordance with their terms. The stock and option award columns amounts include accounting charges upon the acceleration of $31,980 for acceleration of 1,000 restricted shares and $23,394 for acceleration of 7,800 stock options.

(10)	Includes $60,000 in cash compensation with respect to which Messrs. Lemke and Nattans elected to defer receipt under our Deferred Compensation/Phantom Stock Plan. See the Non-Qualified Deferred Compensation table below.

(11)	Mr. Fetting left the company on October 1, 2012. All other compensation includes the following in connection with his departure, cash payments of $758,621, outplacement services of $25,000, legal services of $70,299 and post-employment health care subsidy of $19,654. Mr. Fetting’s outstanding restricted stock awards will continue to vest under the original schedule so long as he does not compete with the company. The stock award column includes an accounting charge of $2,989,487 for the modification of these 111,548 restricted shares to allow vesting to continue.

Grants of Plan-Based Awards

The following table provides information concerning each plan-based award granted during the fiscal year ended March 31, 2013 to our named executive officers.

Name	Grant Date(1)	Committee Action Date	Long-Term Incentive Plan Performance Units(#)(2)	Estimated Future Payouts Under Non- Equity Incentive Plan Threshold($)(2)	Estimated Future Payouts Under Non- Equity Incentive Plan Target($)(2)	Future Payouts Under Non- Equity Incentive Plan Maximum($)(2)	All Other Stock Awards: Number of Shares of Stock or Units(#)(3) (4)		All Other Option Awards: Number of Securities Underlying Options(#)(5)		Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Close Price	Grant Date Fair Value of Stock and Option Awards(7)
Joseph A. Sullivan	5/16/2012	4/23/2012							34,847		$23.72	$24.05	$330,000	(8)
	5/16/2012	4/23/2012					32,462				—	24.05	770,000	(9)
	8/14/2012	8/14/2012	70	$175,000	$700,000	$1,400,000
	9/10/2012	9/10/2012					116,234				—	25.47	3,000,000	(9)
Peter H. Nachtwey	5/16/2012	4/23/2012							24,287		23.72	24.05	230,000	(8)
	5/16/2012	4/23/2012					23,187				—	24.05	550,000	(9)
	8/14/2012	8/14/2012	70	175,000	700,000	1,400,000
	9/10/2012	9/10/2012					58,117				—	25.47	1,500,000	(9)
Ronald R. Dewhurst	7/21/2008	7/21/2008							7,000	(10)	33.97	32.31	5,530	(10)
	7/27/2009	7/27/2009							20,040	(10)	27.45	27.71	87,775	(10)
	7/27/2009	7/27/2009					2,750	(10)			—	27.71	87,945	(10)
	5/16/2012	4/23/2012					44,266				—	24.05	1,050,000	(9)
	8/14/2012	8/14/2012	70	175,000	700,000	1,400,000
	9/10/2012	9/10/2012					58,117				—	25.47	1,500,000	(9)
Thomas P. Lemke	7/21/2008	7/21/2008							3,000	(10)	33.97	32.31	2,370	(10)
	7/27/2009	7/27/2009							4,800	(10)	27.45	27.71	21,024	(10)
	7/27/2009	7/27/2009					1,000	(10)			—	27.71	31,980	(10)
	5/16/2012	4/23/2012							17,899		23.72	24.05	169,500	(8)
	5/16/2012	4/23/2012					16,674				—	24.05	395,500	(9)
	8/14/2012	8/14/2012	45	112,500	450,000	900,000
	9/10/2012	9/10/2012					27,121				—	25.47	700,000	(9)
Jeffrey A. Nattans	5/16/2012	4/23/2012							15,681		23.72	24.05	148,500	(8)
	5/16/2012	4/23/2012					14,608				—	24.05	346,500	(9)
	8/14/2012	8/14/2012	45	112,500	450,000	900,000
	9/10/2012	9/10/2012					27,121				—	25.47	700,000	(9)
Mark R. Fetting	5/18/2009	4/27/2009					5,242	(11)			—	19.81	140,486	(11)
	5/17/2010	4/27/2010					28,196	(11)			—	33.01	755,653	(11)
	5/16/2011	4/26/2011					30,892	(11)			—	33.77	827,906	(11)
	5/16/2012	4/23/2012							50,686		23.72	24.05	480,000	(8)
	5/16/2012	4/23/2012					47,218	(12)			—	24.05	2,385,442	(12)
	8/14/2012	8/14/2012	200	500,000	2,000,000	4,000,000

(1)	Awards granted on May 16, 2012, reflect performance for fiscal year 2012. For a discussion of awards for performance in fiscal year 2013, see “Compensation Discussion and Analysis” above.

(2)	Long-term incentive plan awards were made under our 1996 Equity Incentive Plan. Each award is made in the form of performance units which vest at the end of a three-fiscal year period based upon our cumulative adjusted earnings per share over the period. If the adjusted earnings per share over the period are less than a specified threshold, no units will vest. If the adjusted earnings per share over the period equal a specified target, each performance unit will vest and be paid out in the $10,000 award target amount in cash or shares of Legg Mason common stock, at the Committee’s discretion. The amount of cash or value of shares will be increased up to 200%, or decreased down to 25%, of the award target amount if the adjusted earnings per share over the vesting period are within a specified amount higher or lower than the target amount. The payout amount at vesting is subject to a further adjustment that can increase or decrease the amount by 20% (subject to the 25% and 200% limits) if Legg Mason’s total stockholder return over the vesting period is within the top quartile or bottom quartile, respectively, of a specified group of publicly traded companies in the asset management business. The long-term incentive plan awards issued to Messrs. Dewhurst, Lemke and Fetting were forfeited in accordance with their terms when the recipients’ employment ended.

(3)	Shares of restricted stock awarded on May 16, 2012 were awarded pursuant to our 1996 Equity Incentive Plan. The shares vest in 25% increments over four years on April 30, 2013, April 30, 2014, April 30, 2015 and April 30, 2016. Dividends are paid on shares of restricted stock at the same time, and in the same amounts, as dividends are paid on other outstanding shares of our common stock. The shares awarded on May 16, 2012 to Messrs. Dewhurst and Lemke vested in accordance with their terms when the recipients’ employment ended.

(4)	Shares of restricted stock awarded on September 10, 2012 were awarded pursuant to our 1996 Equity Incentive Plan. All shares will vest on March 31, 2014. Dividends are paid on shares of restricted stock at the same time, and in the same amounts, as dividends are paid on other outstanding shares of our common stock. The shares awarded to Messrs. Dewhurst and Lemke vested in accordance with their terms when the recipients’ employment ended.

(5)	Stock options awarded on May 16, 2012 were awarded pursuant to our 1996 Equity Incentive Plan. The options vest and become exercisable in 25% increments over four years on May 31, 2013, May 31, 2014, May 31, 2015 and May 31, 2016. The options awarded to Mr. Lemke vested in accordance with their terms when his employment ended.

(6)	The exercise price equals the average of the high and low trading prices of our common stock on the NYSE on the grant date.

(7)	Except for modified awards described in footnotes (10), (11) and (12), the Grant Date Fair Value is the total amount that we will recognize as an expense over the award’s vesting period under applicable accounting requirements.

(8)	The stock option Grant Date Fair Value was calculated using the Black-Scholes option pricing model value on the grant date.

The following assumptions were made for purposes of the May 16, 2012 calculation:

Expected Term	5.02 years
Dividend Yield	1.44%
Stock Price Volatility	51.80%
Risk Free Interest Rate	0.81%

The actual value realized, if any, on stock option exercises will be dependent on overall market conditions, our future performance and the future prices of our common stock. There can be no assurances that the actual value realized will approximate the amount calculated under the valuation model.

(9)	The restricted stock Grant Date Fair Value was calculated by multiplying the number of shares granted by the average of the high and low trading prices of our common stock on the NYSE on the grant date.

(10)	On March 28, 2013, certain outstanding restricted stock and stock option awards held by Messrs. Dewhurst and Lemke were modified to accelerate vesting when the employment of Messrs. Dewhurst and Lemke ended. The numbers of securities in the table reflect the modified awards. The Grant Date Fair Value amount represents the incremental expense recognized as a result of the modification of these awards.

(11)	On September 14, 2012, outstanding restricted stock awards held by Mr. Fetting were modified in connection with his termination of employment to allow for the continued vesting of the awards following the termination. The Grant Date Fair Value amount represents the incremental expense recognized as a result of the modification of these awards.

(12)	On September 14, 2012, the restricted stock award made to Mr. Fetting on May 16, 2012 was modified in connection with his termination of employment to allow for the continued vesting of the award following the termination. The Grant Date Fair Value amount includes $1,120,000 representing the original Grant Date Fair Value of the award on May 16, 2012 and $1,265,442 representing the incremental expense recognized as a result of the modification of the award on September 14, 2012.

Employment-Related Agreements

Mr. Dewhurst left the company on March 31, 2013. When he was hired by the company in 2008, we entered into an employment agreement with him relating to his employment by one of our Australian affiliates. Pursuant to the agreement, Mr. Dewhurst was entitled to receive an annual base salary of $350,000. The agreement also required that he not compete with us for a period of time after termination of his employment. In 2011, Mr. Dewhurst was seconded to a U.S. affiliate and agreed to work out of the U.S. for a period of three years. In connection with that secondment, we agreed to reimburse certain expenses related to his relocation.

On March 28, 2013, we entered into a severance agreement and release of claims with each of Mr. Dewhurst and Mr. Lemke in connection with each individual’s employment ending on March 31, 2013. In Mr. Dewhurst’s agreement, in return for a release of all claims against the company, including under the terms of his employment agreement, Mr. Dewhurst received: (i) accelerated vesting of 167,921 restricted stock units and stock options to purchase 7,000 and 20,040 shares at exercise prices of $33.97 and $27.45, respectively, that constituted the remaining unvested equity awards held by Mr. Dewhurst; and (ii) and a cash payment of $3,310,000. In Mr. Lemke’s agreement, in return for a release of all claims against the company, Mr. Lemke received: (i) accelerated vesting of 59,890 shares of restricted stock and stock options to purchase 3,000, 4,800, 6,648, 11,996 and 17,899 shares at exercise prices of $33.97, $27.45, $33.25, $33.99 and $23.72, respectively, that constituted the remaining unvested equity awards held by Mr. Lemke; and (ii) a cash payment of $2,100,000. Both letters also provided for certain rights, including a health care subsidy and outplacement services and contained various restrictive covenants, including covenants relating to non-solicitation of clients and employees, confidentiality and cooperation.

On September 14, 2012, we entered into a Separation Agreement with Mr. Fetting in connection with his stepping down from the positions as Chief Executive Officer, President and Chairman of the company. In light of Mr. Fetting’s years of service and consideration of Mr. Fetting’s provision of consulting services to the company through December 31, 2012, the execution of a general release of claims and compliance with the terms of the Separation Agreement including the restrictive covenants described below, Mr. Fetting received the following benefits: (i) for so long as Mr. Fetting does not engage in a “Restricted Activity”, 111,548 unvested restricted shares held by Mr. Fetting will remain outstanding and eligible to vest in accordance with the time-vesting schedule that would be applicable to the restricted shares had Mr. Fetting continued to be employed by the company; and (ii) $2,000,000 payable in equal installments over the fifteen (15) month period following October 31, 2012, provided that Mr. Fetting shall cease to be entitled to receive such payments if he engages in a “Restricted Activity” within the twelve (12) month period following October 31, 2012. Under the Separation Agreement, “Restricted Activity” means (i) being employed by, or otherwise representing in any capacity other than as a non-employee director, a competitor, or (ii) soliciting any of the company’s clients to conduct business with a competitor. Mr. Fetting also agreed to refrain from: (i) disclosing or misusing confidential information of the company; (ii) soliciting company clients or customers to reduce or alter their business relationship with the company for a period ending 15 months from October 1, 2012; and (iii) soliciting or hiring employees or independent contractors of the company for a period ending 15 months from October  1, 2012. The letter also provided for a health care subsidy and outplacement services.

Outstanding Equity Awards at March 31, 2013

The following table provides information as of March 31, 2013 about the outstanding equity awards held by our named executive officers.

	Option Awards(1)(2)						Stock Awards(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Joseph A. Sullivan	10/27/2008	56,657		14,165	$14.81	07/22/2016
	07/27/2009	21,000		14,000	27.45	07/22/2017
	05/17/2010	13,850		20,776	33.25	05/18/2018
	05/16/2011	6,854		20,564	33.99	05/17/2019
	05/16/2012	—		34,847	23.72	05/17/2020
	05/18/2009						12,294	$395,252
	07/27/2009						2,375	76,356
	05/17/2010						7,519	241,736
	05/16/2011						18,535	595,900
	05/16/2012						32,462	1,043,653
	09/10/2012						116,234	3,736,923
Peter H. Nachtwey	02/01/2011	3,793		15,175	33.64	02/01/2019
	05/16/2011	2,380		7,140	33.99	05/17/2019
	05/16/2012	—		24,287	23.72	05/17/2020
	02/01/2011						5,574	179,204
	05/16/2011						2,759	88,702
	05/16/2012						23,187	745,462
	09/10/2012						58,117	1,868,462
Ronald R. Dewhurst(4)	07/21/2008	35,000		—	33.97	06/30/2013
	07/27/2009	50,100		—	27.45	06/30/2013
Thomas P. Lemke(4)	02/01/2005	5,000		—	77.72	06/30/2013
	10/17/2005	10,000	(5)	—	104.00	06/30/2013
	11/29/2005	10,000		—	122.91	06/30/2013
	11/29/2006	10,000		—	95.66	06/30/2013
	07/18/2007	15,000		—	100.77	06/30/2013
	07/21/2008	15,000		—	33.97	06/30/2013
	07/27/2009	12,000		—	27.45	06/30/2013
	05/17/2010	11,080		—	33.25	06/30/2013
	05/16/2011	15,994		—	33.99	06/30/2013
	05/16/2012	17,899		—	23.72	06/30/2013

	Option Awards(1)(2)					Stock Awards(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Jeffrey A. Nattans	07/17/2006	3,000	—	94.45	07/22/2014
	11/29/2006	2,000	—	95.66	07/22/2014
	07/18/2007	5,000	—	100.77	07/22/2015
	07/21/2008	8,000	2,000	33.97	07/22/2016
	07/27/2009	12,000	8,000	27.45	07/22/2017
	05/17/2010	2,770	4,155	33.25	05/18/2018
	05/16/2011	3,427	10,282	33.99	05/17/2019
	05/16/2012	—	15,681	23.72	05/17/2020
	05/18/2009					2,414	77,610
	07/27/2009					1,819	58,481
	05/17/2010					4,512	145,061
	05/16/2011					9,268	297,966
	05/16/2012					14,608	469,647
	09/10/2012					27,121	871,940
Mark R. Fetting(6)	05/18/2009					5,242	168,530
	05/17/2010					28,196	906,501
	05/16/2011					30,892	993,178
	05/16/2012					47,218	1,518,059

(1)	Option awards are made pursuant to our 1996 Equity Incentive Plan. The exercise price of each option is equal to the average of the high and low trading prices of our common stock on the New York Stock Exchange on the grant date. Option holders may use previously owned shares to pay all or part of the exercise price.

(2)	Options awarded prior to 2008 are fully vested. In all cases, the Committee may accelerate the vesting of options. The vesting schedules for the other option awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Dates
07/21/08	20% vests each year for five years from date of grant	07/23/13
10/27/08	20% vests each year for five years from date of grant	07/23/13
07/27/09	20% vests each year for five years from date of grant	07/23/13, 07/23/14
05/17/10	20% vests each year for five years from date of grant	05/31/13, 05/31/14, 05/31/15
02/01/11	20% vests each year for five years from date of grant	05/31/13, 05/31/14, 05/31/15, 05/31/16
05/16/11	25% vests each year for four years from date of grant	05/31/13, 05/31/14, 05/31/15
05/16/12	25% vests each year for four years from date of grant	05/31/13, 05/31/14, 05/31/15, 05/31/16

(3)	The vesting schedules for restricted stock awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Dates
05/18/09	25% vests each year for four years from date of grant	04/30/13
07/27/09	25% vests each year for four years from date of grant	04/30/13
05/17/10	25% vests each year for four years from date of grant	04/30/13, 04/30/14
02/01/11	25% vests each year for four years from date of grant	04/30/13, 04/30/14, 04/30/15
05/16/11	25% vests each year for four years from date of grant	04/30/13, 04/30/14, 04/30/15
05/16/12	25% vests each year for four years from date of grant	04/30/13, 04/30/14, 04/30/15, 04/30/16
09/10/12	100% vests on vesting date	03/31/14

(4)	Awards in the table represent vested stock options which are eligible to be exercised within three months from the date of termination and awards accelerated for Messrs. Dewhurst and Lemke in connection with their Separation Agreements.

(5)	Represents special awards of options exercisable after vesting only if, within four years after the grant date, our common stock closes at or above $127.50 per share for 30 consecutive days. This stock price condition was met in the March 2006 quarter.

(6)	Awards in the table represent unvested restricted stock awards which will continue to vest in connection with Mr. Fetting’s Separation Agreement.

Option Exercises and Stock Vested Table

The following table provides information about exercises of stock options and vesting of restricted stock during fiscal year 2013 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Joseph A. Sullivan	—	$—	24,607	$643,104
Peter H. Nachtwey	—	—	2,777	72,577
Ronald R. Dewhurst(2)	—	—	201,792	6,255,332
Thomas P. Lemke(2)	—	—	68,197	2,132,386
Jeffrey A. Nattans	—	—	9,978	260,775
Mark R. Fetting	—	—	34,636	905,212

(1)	The value realized upon vesting of restricted stock is calculated by multiplying the fair market value of a share of common stock on the vesting date (the average of the high and low trading prices of our common stock on the vesting date) by the number of shares vested.

(2)	Vesting of awards was accelerated in connection with Messrs. Dewhurst and Lemke’s employment ending either under the terms of the awards or the agreement entered into with each individual. Amounts include these accelerated vesting awards.

Non-Qualified Deferred Compensation

The Legg Mason & Co., LLC Deferred Compensation/Phantom Stock Plan is a non-qualified deferred compensation plan that is available only to a select group of employees, including named executive officers, based on responsibilities and compensation levels. Under the terms of the plan, participants may elect to defer up to $60,000 in annual compensation on a pre-tax basis. Amounts deferred under the plan are deemed invested in “phantom” shares of our common stock at a price equal to 90% of the market price on the deemed investment date. Dividends paid on our common stock are credited to phantom stock at a price equal to 95% of the market price on the dividend payment date. Amounts deferred under our phantom stock plan, including contributions by the company, are fully vested at all times and are not subject to forfeiture. Amounts deferred under this plan are distributed to the participant, or his or her beneficiary, in shares of our common stock after the participant’s employment has terminated for any reason, either in lump sum distribution or three annual installments, at the participant’s election. In addition, the company may elect to distribute account balances to named executive officers in connection with a change of control if the plan and all substantially similar agreements are terminated with respect to the participants affected by the change of control. For purposes of our phantom stock, a “change of control” will occur upon a change in (1) ownership of the company or Legg Mason & Co., LLC (“LM&Co.”), our administrative subsidiary, (2) effective control of the company or LM&Co., or (3) ownership of a substantial portion of the assets of the company or LM&Co.

The following table provides information about non-qualified deferred compensation plan transactions and balances during fiscal year 2013 by our named executive officers.

Name	Executive Contributions in Last FY	Company Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Balance at Last FYE(3)
Joseph A. Sullivan	$ —	$ —	$ —	$ —
Peter H. Nachtwey	—	—	—	—
Ronald R. Dewhurst	—	—	—	—
Thomas P. Lemke	60,000	6,836	46,500	271,826
Jeffrey A. Nattans	60,000	6,900	60,441	368,678
Mark R. Fetting(4)	—	27	5,822	40,139

(1)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table above and consist of the contribution of the 10% discount to the market price of a share of common stock upon the deemed investment of deferred amounts in shares of phantom stock and the contribution of the 5% discount to the market price of a share of common stock upon the crediting of dividends to phantom stock during the fiscal year.

(2)	Aggregate earnings are calculated by subtracting the value of the named executive officer’s phantom stock account at March 31, 2012 and the employee and company contributions made during fiscal year 2013 from the value of the officer’s account at March 31, 2013.

(3)	The aggregate balance is calculated by multiplying the phantom stock account share balance by the closing price of our common stock on March 31, 2013. Upon a distribution, shares of phantom stock are distributed in shares of common stock on a one-for-one basis.

(4)	Mr. Fetting participated in the plan but did not make any contributions during fiscal year 2013.

Potential Payments on Termination or a Change of Control

We have not provided our named executive officers with employment agreements providing for severance payments, medical or insurance benefits or any other perquisites after their employment has ended or following a change of control of Legg Mason. Severance decisions are made on a case-by-case basis at the time a NEO’s employment ends.

As described in the “Compensation Discussion and Analysis” in this Proxy Statement, our named executive officers typically receive long-term equity incentive awards in the form of stock options and restricted stock and, during the last two years received awards under our long-term incentive plan. In addition, our named executive officers may elect to participate in our phantom stock plan. Except as discussed below, our named executive officers will forfeit their unvested stock options, restricted stock and long-term incentive plan awards if their employment with us ends.

Stock Options

Unvested stock options held by our named executive officers automatically vest and become exercisable upon the termination of the named executive officer’s employment as a result of his or her death or disability. Unvested options issued before May 2010 automatically vest and become exercisable upon a change of control (as defined below), and options issued in May 2010 and thereafter vest and become exercisable if the named executive officer’s employment terminates within one year of a change of control without cause or due to good reason. Options issued in May 2010 and thereafter automatically vest if the named executive officer’s employment is terminated due to a reduction in workforce.

If a named executive officer’s employment ends for any reason other than those described above before all of his or her stock options have vested, the unvested stock options are automatically forfeited. The Committee has the authority to accelerate the vesting of any stock options in its discretion at any time. A named executive officer, or his or her beneficiaries, must exercise all vested options (1) within one year of the date on which his or her employment terminates as a result of death or disability or (2) within three months of the date on which his or her employment terminates for any other reason.

For purposes of our stock options granted prior to May 2010, a “change of control” of Legg Mason will occur upon (1) the approval by our stockholders of an agreement to merge or consolidate Legg Mason with or into another company (with Legg Mason not surviving) or to sell or otherwise dispose of all or substantially all of our assets and the satisfaction or waiver of all conditions precedent to the closing of that transaction or (2) a determination by our Board of Directors that in connection with a proposed tender or exchange offer for our voting securities, a person has become the owner of securities representing 40% or more of the voting power of our outstanding stock. However, if an event that triggers a potential change of control is approved no later than five days after it occurs by a vote of 75% or more of our directors who were members of our Board immediately prior to the event, then the event will not constitute a change of control for stock option purposes.

For purposes of our stock options granted in May 2010 and thereafter, a “change of control” of Legg Mason will occur upon (1) any person acquiring, directly or indirectly, beneficial ownership of securities representing 50.1% or more of the combined voting power of our outstanding stock; (2) the closing of any merger, consolidation or other reorganization involving Legg Mason whereby the stockholders of Legg Mason immediately prior to such reorganization do not hold, directly or indirectly, more than 50% of the combined voting power of the outstanding stock of the successor entity immediately following such transaction; (3) the closing of any transaction involving a sale of assets of Legg Mason that have a total gross fair market value equal to or more than 40% (90% for awards issued after May 2010) of the total gross fair market value of all of Legg Mason’s assets; (4) the adoption of any plan or proposal for the liquidation or dissolution of Legg Mason; or (5) within any 12-month period, individuals who, as of May 15th of the year in which the award is made, constitute the Board of Directors of Legg Mason or who are thereafter nominated as directors by a majority of the Board of Directors cease for any reason to constitute at least a majority of the Board.

For purposes of our stock options granted in May 2010 and thereafter, “cause” means any of the following behavior by an option recipient (1) any conduct that competes with Legg Mason, breaches any obligation or duty of loyalty to Legg Mason or materially injures Legg Mason; (2) a material violation of any law, regulation or Legg Mason policy; (3) a court or regulatory order that prevents an option recipient from performing his or her duties or being associated with an investment advisor; (4) material malfeasance, disloyalty or dishonesty; (5) conviction of a felony; (6) any failure to devote sufficient professional time to his or her duties; (7) failure to satisfactorily perform duties, or gross misconduct or gross negligence in the performance of duties; or (8) failure to maintain any required licenses.

For purposes of our stock options granted in May 2010 and thereafter, “good reason” means (1) a material adverse change in the responsibilities of the option recipient from those in effect prior to the change of control; (2) the recipient’s principal place of employment is moved more than 50 miles from the location immediately prior to the change of control; (3) the recipient’s base salary is significantly reduced; or (4) the recipient’s incentive compensation for a fiscal year is materially reduced from his or her incentive compensation for the prior fiscal year, and such reduction is not related to a reduction in responsibilities or either individual or corporate performance.

Restricted Stock

July 2009 Awards

Unvested shares of restricted stock issued to a named executive officer will automatically vest upon (1) the termination of the named executive officer’s employment as a result of his or her death or disability or (2) a change of control of Legg Mason (as defined below). Upon vesting, shares cease to be subject to transfer restrictions and forfeiture.

In the event a named executive officer’s employment ends for any reason other than death or disability, the unvested shares of restricted stock will automatically be forfeited. The Committee has the authority to accelerate the vesting of any restricted stock in its discretion at any time.

See “Stock Options” above for the definition of “change of control” used for these awards, which matches the definition used for stock option awards prior to May 2010.

May 2009 Awards

Unvested shares of restricted stock issued to a named executive officer will automatically vest upon (1) the named executive officer’s death; (2) termination of the named executive officer’s employment due to disability or a reduction in workforce; or (3) a change of control of Legg Mason (as defined below). Upon vesting, shares cease to be subject to transfer restrictions and forfeiture.

Subject to the exceptions discussed herein, in the event a named executive officer’s employment ends for any reason before all of his or her shares of restricted stock have vested, the unvested shares of restricted stock will automatically be forfeited. If a named executive officer retires from Legg Mason, his or her shares of restricted stock will continue to vest in accordance with the original vesting schedule as long as he or she continues to meet the definition of retirement. In order to retire for purposes of our restricted stock grants, a named executive officer must be at least 62 years old and may not represent, in any capacity other than as an independent director, any financial services company that the Committee deems a competitor of Legg Mason. If a named executive officer is terminated without cause after completing 15 years of service with us, his or her shares of restricted stock will continue to vest in accordance with the original vesting schedule as long as he or she does not compete with us. The Committee has the authority to accelerate the vesting of any restricted stock in its discretion at any time.

For purposes of the restricted stock awards made in May 2009, a “change of control” of Legg Mason will occur upon (1) any person acquiring, directly or indirectly, beneficial ownership of securities representing 50.1% or more of the combined voting power of our outstanding stock; (2) the closing of any merger, consolidation or other reorganization involving Legg Mason whereby the stockholders of Legg Mason immediately prior to such reorganization do not hold, directly or indirectly, more than 50% of the combined voting power of the outstanding stock of the successor entity immediately following such transaction; (3) the closing of any transaction involving a sale of assets of Legg Mason that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of Legg Mason’s assets; (4) the adoption of any plan or proposal for the liquidation or dissolution of Legg Mason; or (5) within any 12-month period, individuals who, as of May 15th of the grant year, constitute the Board of Directors of Legg Mason or who are thereafter nominated as directors by a majority of the Board of Directors cease for any reason to constitute at least a majority of the Board.

May 2010 Awards

Shares of restricted stock issued to a named executive officer in May 2010 have the same terms and conditions as shares of restricted stock issued in May 2009 (see the discussion above) except that shares of restricted stock issued in May 2010 vest upon a change of control only if, within 12 months of the change of control, the named executive officer is terminated without cause or terminates his or her employment for good reason. See “Stock Options” above for the definitions of “cause” and “good reason” used for these awards.

May 2011 and Later Awards

Shares of restricted stock issued to a named executive officer in May 2011 or thereafter, other than the September 2012 awards, have the same terms and conditions as shares of restricted stock issued in May 2010 (see the discussion above) except that: (1) unvested shares of restricted stock of a named executive officer who is terminated without cause after completing 15 years of service with us no longer continue to vest in accordance with the original vesting schedule, but rather, will automatically be forfeited and (2) the change of control differs in that it includes the closing of any transaction involving a sale of assets of Legg Mason that have a total gross fair market value equal to or more than 90% of the total gross fair market value of all of Legg Mason’s assets, rather than 40% of the total value.

September 2012 Retention Awards

The restricted stock awards issued to certain of our named executive officers in September 2012 as retention awards have the same terms and conditions as the awards issued in May 2011 and thereafter except awards will vest immediately upon a named executive officer’s resignation for good reason or if his employment is terminated without cause. In addition, if a named executive officer’s employment terminates as a result of his death or disability, a pro rata portion of the award shall vest.

Long-Term Incentive Plan

Upon the occurrence of a change of control, a pro rata portion of the award (determined based on the percentage of the vesting period that has elapsed at the change of control date) will immediately vest and the award will pay the target amount. In the event of the death, disability or retirement of a named executive officer, the Committee may allow a pro rata portion of the officer’s long-term incentive plan awards to continue vesting under the terms of the award. In this event, a percentage (equal to the percentage of the vesting period that has elapsed as of the termination date) of the actual payout amount of the award (determined based on Legg Mason’s performance over the vesting period), will vest and be paid at the end of the vesting period. In order to retire for purposes of long-term incentive plan awards, an executive officer must be 62 years old and must not engage in competitive activity during the remainder of the vesting period. In the event a named executive officer is terminated with or without cause or resigns for any reason other than death, disability or retirement, all unvested long-term incentive plan awards will be forfeited.

See “Restricted Stock- May 2011 and Later Awards” for the definition of “change of control” used for these awards.

Estimated Post-Termination Payments Table

The following table sets forth information regarding potential accelerated payments to each of our named executive officers whose employment is ongoing in the event of a termination of his employment, upon death or disability or following a change of control of Legg Mason. For the purposes of this table, amounts are calculated as if the employment termination, death or disability or change of control occurred on March 31, 2013. The table does not include three named executive officers, Messrs. Dewhurst, Lemke, and Fetting, whose employment terminated during or at the end of the fiscal year1.

Name	Accelerated Stock Options(1)		Accelerated Restricted Stock (2)		Accelerated Long-Term Incentive Plan Awards(3)
Joseph A. Sullivan
Upon Termination	$293,760	(4)	$6,013,464	(5)	$—
Upon Death or Disability	605,181		3,684,217		700,000
Upon a Change of Control(6)	605,181		2,352,897		700,000
Peter H. Nachtwey
Upon Termination	204,739	(4)	2,881,830	(5)	—
Upon Death or Disability	204,739		1,679,028		700,000
Upon a Change of Control(6)	204,739		1,013,368		700,000
Jeffrey A. Nattans(7)
Upon Termination	132,191	(4)	1,862,224	(5)	—
Upon Death or Disability	169,791		1,359,403		450,000
Upon a Change of Control(6)	169,791		1,048,765		450,000

(1)	The amounts include unvested, in-the-money stock options that would immediately vest upon the listed event. Amounts are calculated by adding for each grant of unvested, in-the-money options, the product of the number of shares underlying the options multiplied by the difference between $32.15, the closing price of our common stock on March 31, 2013, and the exercise price. In addition, as of March 31, 2013, Messrs. Sullivan and Nattans held $1,081,132 and $56,400, respectively, of in-the-money, unexercised, vested stock options (using the same method of calculation) which can be exercised at any time, including following termination (other than a termination for cause), death or disability or a change of control.

(2)	The amounts are calculated by multiplying the applicable number of unvested shares of restricted stock held by the named executive officer at the close of business on March 31, 2013 by $32.15, the closing price of our common stock on that day.

(3)	Death or disability amounts represent the pro rata portion of awards that would be paid at the end of the vesting period if (i) the Committee, in its discretion, permits vesting to continue and (ii) Legg Mason’s performance during the vesting period results in the awards paying out at their target amounts. Change of

[1]

The employment of Messrs. Dewhurst, Lemke, and Fetting terminated during, or at the end of, fiscal year 2013. Upon termination, Mr. Dewhurst received a cash payment of $3,310,000 and accelerated vesting of $5,398,660 in value of restricted stock awards and $94,188 in value (calculated as the difference in market price minus exercise price on the acceleration date multiplied by the number of shares) of stock options. Mr. Lemke received a cash payment of $2,100,000 and accelerated vesting of $1,925,464 in value of restricted stock awards and $173,449 in value (calculated as the difference in market price minus exercise price on the acceleration date multiplied by the number of shares) of stock options. Messrs. Dewhurst and Lemke are also entitled to receive subsidized health coverage for 12 months after their departure date and outplacement services. Mr. Fetting’s Separation Agreement entitled him to a cash payment of $2,000,000 payable in equal installments over 15 months following his departure date. Mr. Fetting is entitled to continued vesting of previously awarded restricted stock which was valued at $3,586,268 as of March 31, 2013, subject to Mr. Fetting not competing with Legg Mason. Mr. Fetting will also receive subsidized health coverage for 18 months following his departure date and outplacement services.

control amounts represent the pro rata portion of awards that would have been immediately paid if a change of control had occurred on March 31, 2013.
(4)	Represents stock options that immediately vest upon a termination that is not for cause. The unvested portion of awards granted in May 2010 and thereafter immediately vest if the named executive officer is terminated in a reduction in force.

(5)	Represents shares of restricted stock that immediately vest or continue to vest under their vesting schedules upon a termination that is not for cause. Of the amounts in the table, $1,639,553, $1,013,368 and $990,284 represent restricted stock awards held by Messrs. Sullivan, Nachtwey and Nattans, respectively, that would vest only if the named executive officer is terminated in a reduction in force.

(6)	The definition of “change of control” of Legg Mason differs for the acceleration of stock options, restricted stock and long-term incentive plan awards. See the discussion preceding this table under “Potential Payments on Termination or a Change of Control.” Assumes termination of employment on the change of control date without cause or for good reason for awards for which such a termination is a condition to accelerated vesting following a change of control.

(7)	Mr. Nattans would also receive distribution of his phantom stock account, which is not subject to vesting, upon termination for any reason or upon a change of control. See the discussion under “Non-Qualified Deferred Compensation” above.

EQUITY PLAN INFORMATION

The following table provides information about our equity compensation plans as of March 31, 2013.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	6,555,886 (1)	$53.13 (2)	14,419,212 (3)(4)
Equity compensation plans not approved by stockholders	—	—	—

Total	6,555,886	$53.13	14,419,212 (3)(4)

(1)	Includes 725,764 shares of Legg Mason common stock that are held in a trust pending distribution of phantom stock units. The phantom stock units, which are converted into shares of common stock on a one-for-one basis upon distribution, were granted to plan participants upon their deferral of compensation or dividends paid on phantom stock units. When amounts are deferred, participants receive a number of phantom stock units equal to the deferred amount divided by 90% to 95% of the fair market value of a share of common stock. Also includes 91,106 restricted stock units granted to non-employee directors as equity compensation that are converted into shares of common stock on a one-for-one basis upon distribution.

(2)	Weighted-average exercise price does not include phantom stock units or restricted stock units that will be converted into common stock on a one-for-one basis upon distribution at no additional cost, and were granted as described in footnote (1).

(3)	In addition, 377,751 shares of common stock may be issued under the Legg Mason & Co, LLC Deferred Compensation/Phantom Stock Plan upon the distribution of phantom stock units that may be acquired in the future as described in footnote (1).

(4)	11,272,639 of these shares may be issued under our omnibus equity plan as stock options, restricted or unrestricted stock grants or any other form of equity compensation. 297,464 of these shares may be issued under the Legg Mason, Inc. Equity Plan for Non-Employee Directors as grants of stock or restricted stock units. 2,849,109 of these shares may be purchased under our employee stock purchase plan, which acquires the shares that are purchased thereunder in the open market.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended March 31, 2013.

COMPENSATION COMMITTEE *

                     John T. Cahill, Chairman**

                     Harold L. Adams

                     Dennis M. Kass

                     Cheryl Gordon Krongard

                     Kurt L. Schmoke

                     Nicholas J. St. George

*	Mr. Nuttall served on the Compensation Committee until May 23, 2012. Mr. Kass was elected to the Compensation Committee in April 2013 and Mr. Murphy was elected in June 2013.

**	Mr. Cahill was elected Chairman in April 2013. Mr. Adams served as Chairman throughout fiscal year 2013.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors assists the Board of Directors in its oversight of the financial accounting and reporting of Legg Mason and its subsidiaries by selecting and compensating the company’s independent registered public accounting firm (“independent auditors”), providing oversight of the work of the independent auditors and reviewing the scope and results of audits conducted by them, reviewing the activities of Legg Mason’s internal auditors, discussing with independent auditors, internal auditors and management the organization and scope of Legg Mason’s internal system of accounting and financial controls and reviewing and discussing certain matters that may have a material impact on Legg Mason’s financial statements. The Audit Committee is composed of six non-employee directors and operates under a written charter adopted by the Board of Directors that was last amended on April 23, 2013. The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate, and that at least one member has accounting or other related financial management expertise, in each case as such qualifications are defined under the Listing Standards of the New York Stock Exchange. The Board of Directors has also determined that each of Ms. Krongard and Messrs. Beresford, Cahill and Huff qualifies as an “audit committee financial expert” as defined by the SEC.

The Audit Committee held five meetings during the fiscal year ended March 31, 2013. The meetings were intended, among other things, to facilitate communication among the Audit Committee, management, internal auditors and Legg Mason’s independent auditors. The Audit Committee reviewed with Legg Mason’s internal auditors and its independent auditors the overall scope and plans for their respective audits and discussed with both the internal auditors and the independent auditors the results of their examinations and their evaluations of Legg Mason’s internal controls. The Audit Committee’s discussions with management and the independent auditors included a review of significant accounting policies applied by Legg Mason in its financial statements.

The Audit Committee also reviewed and discussed Legg Mason’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In this regard, the Audit Committee reviewed and discussed, with Legg Mason’s management and its independent auditors, management’s annual report on the effectiveness of Legg Mason’s internal control over financial reporting as of March 31, 2013 and the independent auditors’ related attestation report.

Legg Mason’s management is responsible for the financial reporting process, for the preparation, presentation and integrity of consolidated financial statements in accordance with generally accepted accounting principles, and for the establishment and effectiveness of Legg Mason’s internal controls and procedures designed to assure compliance with accounting standards and laws and regulations. Legg Mason’s independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and for attesting to the effectiveness of Legg Mason’s internal control over financial reporting. The Audit Committee monitors and reviews these processes. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

The Audit Committee has discussed and reviewed with the independent auditors, and received from the independent auditors, all communications required by the Public Company Accounting Oversight Board, has reviewed and discussed the audited consolidated financial statements of Legg Mason with management and the independent auditors and has discussed with the independent auditors their independence from Legg Mason and its management. When considering the independent auditors’ independence, the Audit Committee considered whether their provision of services to Legg Mason beyond those rendered in connection with their audit and review of Legg Mason’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

Based on the reviews, reports and discussions described in this Report, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above, the Audit Committee has recommended to the Board of Directors that Legg Mason’s audited consolidated financial statements as of and for the fiscal year ended March 31, 2013 be included in Legg Mason’s Annual Report on Form 10-K.

AUDIT COMMITTEE *
Barry W. Huff, Chairman**
Robert E. Angelica
Dennis R. Beresford
John T. Cahill
Cheryl Gordon Krongard
Margaret Milner Richardson

*	Mr. Nuttall served on the Audit Committee until May 23, 2012. Mr. Murphy joined the Audit Committee in June 2013.
**	Mr. Huff was elected Chairman in April 2013. Mr. Beresford served as Chairman throughout fiscal year 2013.

COMPENSATION COMMITTEE INTERLOCKS,

INSIDER PARTICIPATION AND

CERTAIN TRANSACTIONS

Messrs. Adams, Cahill, Nuttall*, St. George, and Schmoke and Ms. Krongard served as members of our Compensation Committee during fiscal year 2013. No member of the Committee is or has been an officer or employee of the company or any of its subsidiaries, except for Mr. St. George, who was an officer of the company’s predecessor from 1966 to 1976.

Scott Nuttall, who served as a director of Legg Mason from January 2008 to May 2012, is a member of KKR & Co. In January 2008, Legg Mason sold $1.25 billion in 2.5% Senior Convertible Notes (the “Notes”) to an affiliate of KKR & Co. and banks selected by KKR & Co. who provided financing to KKR & Co.’s affiliate. Pursuant to the terms of the Notes, Legg Mason paid interest on the Notes at a rate of 2.5% per year, and paid an aggregate of $11.11 million in interest on the Notes in fiscal year 2013. The material provisions of the Notes are discussed in Legg Mason’s Current Report on Form 8-K for the event on January 14, 2008. On May 23, 2012, Legg Mason repaid the Notes by paying the Note holders cash in the face amount of the Notes, plus accrued interest, a prepayment fee of $6.25 million and warrants that provide for the purchase of approximately 14.2 million shares of common stock at $88 per share, subject to customary anti-dilution adjustments, and will expire in July 2017. In connection with this repayment, Mr. Nuttall, who was elected to the Board of Directors in 2008 under the Note arrangements, resigned from the Board.

In the ordinary course of their asset management businesses, subsidiaries of Legg Mason may from time to time invest client assets in companies in which Nelson Peltz, a director of Legg Mason, may be a director or in which Mr. Peltz, his affiliates or funds managed by Trian Fund Management, L.P. (“Trian”) may be significant stockholders. In addition, certain funds managed by Legg Mason’s Permal subsidiary (the “Permal funds”), including funds managed by the recently acquired Fauchier Partners (the “Fauchier funds” and collectively, with the Permal funds, the “Combined funds”), invest client assets in certain funds and investment vehicles (collectively, the “Trian funds”) managed by Trian. At the time of the acquisition, the Fauchier funds had a total of $236,958,276 invested in Trian funds. During the fiscal year, the Combined funds (including the Fauchier funds only after the March 13, 2013 acquisition closing) made investments on behalf of clients totaling $11,500,000 in Trian funds. At fiscal year-end, the market value of all investments by the Combined funds in Trian funds (including investments made by the Fauchier funds prior to the current fiscal year) was $249,653,460. During the fiscal year, management and incentive fees paid or allocated by the Trian funds to Trian and its affiliates in connection with the Combined funds’ investments were $9,508,522 of which $1,363,031 relates to the Permal funds and to the Fauchier funds (after the March 13, 2013 acquisition closing). Mr. Peltz, as a principal and significant equity owner of Trian, and certain of his immediate family members who have an equity interest in and/or an employment relationship with Trian, may be deemed to have an interest in the fees paid by the Combined funds in connection with these investments.

John Murphy is a former employee of Korn/Ferry International (“Korn/Ferry”), an executive search firm that the Board retained during fiscal year 2013 to help identify a Chief Executive Officer. Mr. Murphy worked on the engagement; however, the engagement had no effect on Mr. Murphy’s compensation from Korn/Ferry. In connection with that engagement, Legg Mason paid approximately $900,000 to Korn/Ferry for services provided in fiscal year 2013. Mr. Murphy left Korn/Ferry on December 31, 2012, prior to joining our Board.

From time to time, our directors, executive officers and employees, members of their immediate families and companies, affiliates of companies or investment vehicles managed by companies that employ or are associated with our directors may have investments in various investment vehicles or accounts sponsored or managed by our subsidiaries or utilize our products or services in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

*	Mr. Nuttall served on the Compensation Committee until May 23, 2012.

PROPOSED AMENDMENT TO THE LEGG MASON, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN

In 2005, the Compensation Committee adopted, and our stockholders approved, the Legg Mason, Inc. Non-Employee Director Equity Plan (the “Plan”). In 2007, the Committee adopted, and the Board of Directors and our stockholders approved an amendment to the Plan removing stock options as an election under the Plan. In 2008, the Board adopted several technical amendments to the Plan to ensure compliance with Section 409A of the federal tax code. In April 2013, the Compensation Committee recommended, and our Board of Directors approved, subject to stockholder approval, several amendments to the Plan to increase the Committee’s flexibility under the Plan.

The proposed amendment makes the following changes to the Plan: 1) allows the Committee to reduce or increase the amount of the annual director equity retainer from its current $125,000 to an amount not to exceed $500,000, and to provide additional equity retainers up to an amount not to exceed $750,000 in value to compensate directors for assuming additional responsibilities or providing other services, such as serving as Chairman, Lead Independent Director or Chairman of a Board committee; 2) clarifies that an independent Chairman is eligible to receive equity awards under the Plan; and 3) extends the last date on which awards may be issued under the Plan from June 1, 2015 to June 1, 2020. The purpose of the amendment is to give the Committee flexibility to determine the appropriate amount of equity retainers under the Plan to compensate directors for their specific responsibilities and duties. If the amendment is approved by our stockholders and the Board decides to elect a new independent Chairman, the Committee expects to change the annual independent Chairman retainer at the time the new Chairman is elected to an equity retainer of up to $400,000 and cease paying the current $200,000 cash retainer and separate Lead Independent Director retainer. While the Committee does not currently plan to change the annual director equity retainer or to use the amendment to issue awards that are at, or near, the maximum amounts allowed under the amendment, the amendment is intended to provide additional flexibility for the Committee to issue independent directors equity awards as appropriate.

If our stockholders approve the proposed amendment, then the Committee will have authority to revise the non-employee director award amounts under the Plan as summarized above. Subject to any amendment to the annual retainer amount, our directors will continue to be eligible to elect to receive any of the retainers discussed below. If our stockholders do not approve the proposed amendment, then the Plan will continue without amendment and our non-employee directors will be able to continue receiving retainers as is currently provided for under the Plan.

If approved by stockholders, the amendment will first apply to retainers made under the Plan on the date of this Annual Meeting, although the Committee has no intention of changing the annual director award to be made that day.

We cannot determine the future benefits to be received by non-employee directors under the amended Plan because the proposed amendment permits the Committee to change the awards that may be made under the Plan. If the Committee uses that authority in fiscal year 2014 only to create a $400,000 retainer to be paid to a new Chairman as discussed above, and if the price of Legg Mason common stock on each day in fiscal 2014 that an award is made under the Plan equals the closing price of our common stock on the NYSE on May 31, 2013 of $35.04, then the dollar value of benefits under the Plan that would be received by our non-employee directors as a group in fiscal year 2014 would be $2,400,000. If all non-employee directors elect to receive awards entirely in shares of common stock or restricted stock units, then the non-employee directors would receive such $2,400,000 in aggregate benefits in the form of 68,493 shares of common stock or 68,493 restricted stock units, respectively. If all non-employee directors elect to receive their awards in the form of a combination of cash and shares of common stock, then the non-employee directors would receive such $2,400,000 in aggregate benefits in the form of $960,000 in cash and 41,096 shares of common stock.

The following table provides information about the compensation paid to our non-employee directors as a group under the Director Equity Plan in fiscal year 2013.

		Common Stock		Restricted Stock Units
Name and Position	Cash Payments	Shares Granted	Dollar Value(1)	Units Granted	Dollar Value(1)
All non-employee directors as a group	$250,000	35,096	$882,313	15,042	$378,156

(1)	Common Stock and restricted stock units are valued for this table as of the grant date (July 24, 2012) using the closing price of our common stock on that date.

The Board of Directors recommends a vote “FOR” the amendment to the Non-Employee Director Equity Plan

Description of Director Equity Plan

The Plan covers a total of 625,000 shares of common stock. Non-employee directors are defined under the Plan as Legg Mason directors who are not employees of Legg Mason or its subsidiaries. At March 31, 2013, we had 12 non-employee directors who were eligible to participate in the Plan, although two of these directors are not standing for re-election and will not receive awards under the Plan in fiscal year 2014. Three additional non-employee directors joined the Board since that date. Under the terms of the Plan, each non-employee director receives an equity award:

•	on the thirty-first day after he or she is first elected as a director; and

•	on the day of each subsequent Annual Meeting of Stockholders.

Each non-employee director may select the equity award that he or she receives under the Plan from among the following:

•	a grant of shares of common stock that have a market value, on the grant date, of $125,000;

•	a grant of shares of common stock that have a market value, on the grant date, of $75,000, plus $50,000 in cash; or

•	a grant of a number of restricted stock units equal to the number of shares that would be granted under the first bullet above.

Shares of common stock granted under the Plan are fully vested on the grant date and are not subject to any transfer or other restrictions.

Restricted stock units granted under the Plan are payable on a one-for-one basis in shares of common stock within sixty days of the date on which the recipient ceases to be a director of Legg Mason. The number of restricted stock units credited to a director will be increased to reflect all dividends paid on common stock based on the market price of a share of common stock on the dividend payment date. Restricted stock units are non-transferable other than by will or the laws of descent and distribution.

Stock options are no longer granted under the Plan. However, options previously granted under the Plan and that are still outstanding are non-statutory stock options which do not qualify for tax treatment under Section 422A of the federal tax code. The options become exercisable immediately upon the grant date, and have an exercise price equal to the market value of the common stock on the grant date. Options expire eight years from the grant date, regardless of whether the recipient continues to be a director of Legg Mason. All options are non-transferable other than by will or the laws of descent and distribution.

The Plan will terminate on June 1, 2015. The amendment to the Plan, if approved by stockholders, will extend the termination of the Plan to June 1, 2020. The termination will not affect prior grants. The Board of Directors may amend the Plan. However, without the approval of stockholders, no amendment may materially increase the benefits accruing under the Plan, increase the number of shares of common stock covered by the Plan or modify the eligibility requirements to participate in the Plan. The aggregate number of shares of common stock covered by the Plan; the number of shares of common stock subject to, and the exercise price of, outstanding options; and the number of outstanding restricted stock units will be adjusted to reflect any stock split or similar transaction.

The proposed amendment to the Plan: 1) allows the Committee to reduce or increase the amount of the annual director equity retainer from its current $125,000 to an amount not to exceed $500,000, and to provide additional equity retainers up to an amount not to exceed $750,000 in value to compensate directors for assuming additional responsibilities or providing other services, such as serving as Chairman, Lead Independent Director or Chairman of a Board committee; 2) clarifies that an independent Chairman is eligible to receive equity awards under the Plan; and 3) extends the last date on which awards may be issued under the Plan from June 1, 2015 to June 1, 2020.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, we are providing stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. At our 2011 Annual Meeting of Stockholders, we submitted a non-binding advisory vote to our stockholders to determine the frequency of our future say on pay votes. In that vote, we recommended, and a majority of our stockholders approved, an annual say on pay vote. The Board of Directors decided to submit a say on pay vote to our stockholders annually. As is required by SEC rules, we will hold an advisory vote on frequency of say on pay votes every six years, which means the next such vote will be held at our Annual Meeting of Stockholders in 2017.

The compensation of our named executive officers is performance-oriented and consistent with the interests of our stockholders. Our compensation programs for named executive officers are intended to link compensation to performance; to provide competitive compensation levels to attract, retain and reward executives; and to align management’s interests with those of our stockholders.

Our named executive officer compensation is primarily based on incentive compensation, typically paid in a combination of cash bonuses and option and restricted stock awards, which vest over time. Base salaries constitute a relatively small portion of the compensation of our named executive officers. Incentive compensation awards are made after a fiscal year end and are primarily based upon our corporate performance and the performance of our named executive officers. In addition, in fiscal 2012 and 2013, we issued awards under a long-term incentive plan that increased the tie between executive compensation and longer-term performance. Our equity incentive awards are designed to tie a significant portion of incentive compensation directly to the long-term performance of our company, as measured by our stock price. We also have adopted a policy for recoupment of incentive compensation from named executive officers in the event a named executive officer’s acts or omissions contribute to a need for a restatement of our financial results or if a named executive officer is terminated with cause.

In addition to these principles, we encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the Summary Compensation Table and the other related tables and disclosures for a detailed description of the fiscal year 2013 compensation of our named executive officers. As is discussed in more detail above, we believe that our NEO compensation for fiscal year 2013 appropriately reflects our performance during the fiscal year and is supported by comparisons of our compensation levels to that of our competitors. Fiscal year 2013 was a year of significant change at Legg Mason that included a change in Chief Executive Officer and a reshaping of our strategic focus under the new leadership. This transition resulted in the issuance of restricted stock retention awards during the CEO search, to ensure management continuity. Management’s successes during the year included:

•	completion of the acquisition of Fauchier Partners, the company’s first acquisition in over six years;

•	successfully launching over 20 new products with assets under management of over $3 billion as of March 31, 2013;

•

implementation of a capital plan that included reducing and refinancing outstanding debt to increase financial flexibility and returning over $475 million to stockholders through stock buybacks and increased dividends; and

•	a continued focus on adding stockholder value through other initiatives and strategic improvements.

The Compensation Committee made executive incentive award decisions based on improving performance during the year, including the metrics discussed below, and the accomplishments discussed above. After careful consideration, the Committee concluded, with the concurrence of the full Board, that it was in the company’s best interest to exclude the impact of the noncash impairment charges on assets that arose from acquisitions that were made several years ago. The performance metrics the Committee reviewed in making compensation decisions included Legg Mason’s operating margin, as adjusted, which at 16.8% was down from the specified target primarily as a result of certain actions undertaken to strengthen the company during the year, the improvement in organic growth rate from negative 4.1% in fiscal year 2012 to negative 1.8% in fiscal year 2013, the growth in earnings contribution of the company’s global distribution operations of 20% as compared to a target of 9% and the 17% total stockholder return during the fiscal year.

We believe that comparison of our fiscal year 2013 compensation amounts (salary plus incentive award) to our continuing NEOs to the compensation paid by competitor asset management firms also supports the Committee’s compensation decisions. The fiscal year 2013 compensation paid to our Chief Executive Officer ranked in the bottom quartile when compared to the total compensation paid to chief executive officers at the asset management competitors in the 15 company group the Committee uses for compensation comparisons. Similarly, the fiscal year 2013 compensation paid to our two other named executive officers whose employment is ongoing ranked in the second quartile and the third quartile when compared to the compensation paid by the competitors.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our named executive officers. This vote is advisory and therefore not binding on the company. However, we value the opinion of our stockholders and the Board of Directors and the Committee will review the voting results and will take into account the outcome of the vote when considering future compensation decisions for the named executive officers.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the company’s stockholders approve, on a non-binding advisory basis, the compensation paid to the company’s named executive officers, as disclosed in the company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.”

The Board of Directors recommends a vote “FOR” approving the named executive officer compensation as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSED RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP to be our independent registered public accounting firm for the fiscal year ending March 31, 2014. PricewaterhouseCoopers LLP and its predecessor firms have been retained as our independent registered public accounting firm continuously since 1983. The Audit Committee is responsible for approving audit fees associated with the retention of PricewaterhouseCoopers LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its Chairman are directly involved in the selection of PricewaterhouseCoopers LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the company’s independent registered public accounting firm is in the best interests of the company and its stockholders.

The appointment of PricewaterhouseCoopers LLP will be submitted for ratification by our stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

We are voluntarily submitting the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to our stockholders for ratification because we believe it is a matter of good corporate practice. If our stockholders do not ratify the appointment, our Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements for the fiscal years ended March 31, 2013 and March 31, 2012 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2013	2012
Audit Fees(1)	$6,908,000	$7,427,000
Audit-Related Fees(2)	1,683,000	1,592,000
Tax Fees(3)	187,000	42,000
All Other Fees(4)	790,000	582,000

Total Fees	$9,568,000	$9,643,000

Fiscal 2012 items have been adjusted to reflect payments made in fiscal 2013 and certain fiscal 2012 amounts were reclassified to conform to the current year presentation.

(1)	Audit fees consisted of fees for the annual audit, including an audit of internal controls over financial reporting, and quarterly reviews of our financial statements, services provided for statutory audits of certain subsidiaries and services provided in connection with other statutory or regulatory filings or engagements including consents related to SEC filings.

(2)	Audit-related fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, attest services related to compliance with investment performance standards, and fees for reviews of controls related to certain processes at asset management subsidiaries.

(3)	Tax fees consisted primarily of tax advice and assistance for domestic and international matters.

(4)	All other fees included custody audits at certain subsidiaries, as well as, subscriptions to professional publications, fund related services and training fees.

Pre-Approval of the Independent Registered Public Accounting Firm Services

The Audit Committee approves all audit and permitted non-audit services to be performed for Legg Mason or its subsidiaries by PricewaterhouseCoopers LLP. The Chairman of the Audit Committee may pre-approve permissible proposed non-audit services that arise between committee meetings if the decision to pre-approve the service is presented for ratification at the next scheduled Audit Committee meeting.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

We must receive in writing, at our principal executive offices located at 100 International Drive, Baltimore, Maryland 21202, Attn: Corporate Secretary, any stockholder proposal intended for inclusion in the proxy material for the 2014 Annual Meeting of Stockholders on or before February 12, 2014. The inclusion of any proposal will be subject to applicable rules of the SEC. Under our Bylaws, stockholders who would like to submit proposals for the 2014 Annual Meeting of Stockholders must deliver written notice of the proposal to our Corporate Secretary, at the above address, between January 13, 2014 and February 12, 2014. In the event our 2014 Annual Meeting of Stockholders is held more than 30 days before or after July 22, 2014, notice must be delivered between the 150th day prior to the date of the meeting and 5:00 p.m., Eastern Time, on the later of the 120th day before the meeting or the tenth day following the day on which we publicly announce the date of the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, our executive officers and directors are required to file with the SEC and the New York Stock Exchange reports of their ownership of our common stock. Based solely on a review of copies of such reports furnished to us, or written representations that no reports were required, we believe that during the fiscal year ended March 31, 2013 our executive officers and directors complied with the Section 16(a) requirements.

OTHER MATTERS

To the extent that this Proxy Statement is incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement titled “Compensation Committee Report,” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

All descriptions of benefits plans and agreements contained in this Proxy Statement are summaries and are qualified in their entirety by reference to the actual plans or agreements.

For those stockholders who receive the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the 2013 Annual Report are also available at the company’s website at http://ir.leggmason.com/docs.aspx?iid=102761. In addition, a copy of the 2013 Annual Report will be provided without charge upon the written request of any stockholder to Investor Relations, Legg Mason, 100 International Drive, Baltimore, MD 21202. For directions to the Annual Meeting of Stockholders, please visit our website at: http://www.leggmason.com/pdf/about/HE_Driving_Directions_for_General_Guests.pdf.

Our Board of Directors is not aware of any other matters to come before the Annual Meeting. If any other matters should come before the Meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

By order of the Board of Directors,

THOMAS C. MERCHANT

Secretary

Appendix A

LEGG MASON, INC.

NON-EMPLOYEE DIRECTOR EQUITY PLAN

(As Amended and Restated Effective July 19, 2007, October 27, 2008 and July 23, 2013)

1.	Purpose

This Non-Employee Director Equity Plan (the “Plan”) is intended to attract and retain the services of experienced and knowledgeable non-employee directors of Legg Mason, Inc. (the “Company”) for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders. The Plan provides for equity grants to non-employee directors of the Company in the form of stock grants and restricted stock units on the terms and subject to the conditions set forth in the Plan.

2.	Definitions

Except where the context otherwise indicates, the following definitions apply for purposes of this Plan:

2.1. “Board” means the Board of Directors of the Company.

2.2. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.3. “Committee” means the Compensation Committee of the Board.

2.4. “Common Stock” means common stock, par value $.10 per share, of the Company.

2.5. “Company” means Legg Mason, Inc.

2.6. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.7. “Fair Market Value” means, except as otherwise provided in Section 9.2, the mean of the high and low sales prices of the Common Stock as reported by the New York Stock Exchange (or other principal registered national securities exchange on which the Common Stock is listed), or, if the Common Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the mean of the high and low sales prices of the Common Stock on the last preceding date on which the Common Stock was traded. If the Common Stock is not listed on any registered national securities exchange or quoted on NASDAQ, then the Fair Market Value of the Common Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Section 409A of the Code and the regulations promulgated thereunder.

2.8. “Grant” means an RSU or grant of Common Stock to a Non-Employee Director in the amount determined under Section 6.4 or Section 7.1.

2.9. “Grant Date” means the date on which a Grant is made under the Plan.

2.10. “Non-Employee Director” means a director of the Company who is not otherwise an officer (other than non-executive Chairman) or employee of the Company or a Subsidiary.

2.11. “Option” means an option to acquire a share of Common Stock granted to a Non-Employee Director pursuant to the Plan prior to the amendment of the Plan on July 19, 2007.

2.12. “Plan” means the Legg Mason, Inc. Non-Employee Director Equity Plan, as amended and restated effective July 19, 2007, October 27, 2008 and July 23, 2013.

2.13. “Plan Year” means the taxable year of the Company.

2.14. “Restricted Stock Unit” or “RSU” means a unit that is economically equivalent to, but is not an actual, share of Common Stock.

2.15. “RSU Account” means a bookkeeping entry used by the Company to record and account for the grant of RSUs (and dividends credited to such RSUs pursuant to Section 9.2) until such time as the RSUs are distributed in the form of shares of Common Stock.

2.16. “Securities Act” means the Securities Act of 1933, as amended.

2.17. “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

3.	Stock Subject to the Plan

Subject to adjustments as provided in Section 11 of the Plan, the shares of Common Stock that may be delivered or purchased under Options or used for reference purposes with respect to Grants under the Plan shall not exceed an aggregate of 625,000 shares of Common Stock. The Company shall reserve said number of shares for Grants and Options under the Plan, subject to adjustments as provided in Section 11 of the Plan. If any Grant or Option, or portion of a Grant or Option, under the Plan expires or terminates unexercised, or is otherwise terminated, surrendered or canceled as to any shares without the delivery of shares of Common Stock or other consideration, the shares subject to such Grant or Option, or portion of a Grant or Option, shall thereafter be available for further Grants under the Plan.

4.	Administration

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the Grants (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations of the matters referred to in this Section 4 shall be conclusive.

5.	Eligibility

Each Non-Employee Director shall receive Grants in accordance with Section 6 and is eligible to receive Grants in accordance with Section 7.

6.	Annual Grants

6.1. A Non-Employee Director shall receive Grants under the Plan as follows:

6.1.1. Each Non-Employee Director shall receive a Grant under the Plan as of the date of each Annual Meeting of Stockholders.

6.1.2. A newly elected director shall receive a Grant effective thirty-one (31) days after the Non-Employee Director is first elected as a director of the Company.

6.2. If the relevant date of Grant is not a trading day, the Grant shall be made as of the next succeeding trading day (i.e., the next day on which public trading of Common Stock occurs).

6.3. In order to receive a Grant, the individual must be a Non-Employee Director on the relevant Grant Date. A Non-Employee Director shall be notified by the Company, in writing, of his or her participation in this Plan within ten (10) days following the date he or she is first elected as a director of the Company.

6.4. Each Non-Employee Director may choose to have the Grant made in the form of:

6.4.1. Common Stock that has a Fair Market Value of $125,000 on the Grant Date.

6.4.2. $50,000 in cash plus Common Stock that has a Fair Market Value of $75,000 on the Grant Date; or

6.4.3. Restricted Stock Units equal to the number of shares determined under Section 6.4.1.

6.5. Any amount determined under Section 6.4 with respect to Common Stock shall be expressed in whole shares of Common Stock (with such amount rounded to the nearest whole share of Common Stock).

6.6. The Committee may, in its discretion, increase or decrease the dollar value under Section 6.4 (maintaining roughly the same proportion of cash and Common Stock under Section 6.4.2) of Grants made under Section 6.1.1; provided it takes action to make such increase or decrease before the beginning of the Plan Year in which the increase or decrease will take effect; and provided, further, that no such increase shall increase the amount of the annual Grant to each Non-Employee Director above $500,000.

6.7. A Non-Employee Director shall elect the type of Grant (from among the choices described in Sections 6.4.1 through 6.4.3) by completing and submitting to the Company a written election on a form supplied by the Company for this purpose.

6.7.1. Elections with respect to Grants for a Plan Year must be made prior to the beginning of the Plan Year.

6.7.2. Notwithstanding the provisions of Section 6.7.1, elections of a Non-Employee Director may be made:

6.7.2.1. Within thirty (30) days after the date this Plan is adopted by the Board; provided, however, that such elections shall only apply to a Grant made after the election is received by the Company; or

6.7.2.2. Within thirty (30) days of the date the Non-Employee Director is first elected as a director of the Company.

6.7.3. An election to defer compensation (within the meaning of Section 409A of the Code) must be made by the latest date permitted under Section 409A of the Code.

6.7.4. Except as set forth in Section 6.7.2.1, once made, a Grant election may not be changed for a Plan Year after the start of that Plan Year and shall remain in effect from Plan Year to Plan Year unless modified by the Non-Employee Director in writing on such form as may be prescribed by the Company for this purpose. Such modification shall become effective (and shall only apply to) Grants made with respect to Plan Years commencing after the date the modification is received by the Company.

6.8. Grants relate to services to be performed as a Non-Employee Director after the relevant Grant Date. Nothing in the Plan or in any Grant pursuant to the Plan shall confer on any individual any right to continue as a director of the Company or interfere in any way with the right of the Company to terminate a Non-Employee Director’s service as a director at any time.

6.9. Common Stock shall not be issued with respect to a Grant under the Plan (or the exercise of an Option) unless the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or Nasdaq System upon which the Common Stock may then be listed or quoted. The actual delivery of shares of Common Stock granted under the Plan will be made as soon as administratively practicable after the Grant Date.

7.	Discretionary Awards

7.1. The Committee, in its discretion, may decide to award additional Grants under this Plan. Grants issued under this Section 7 may be compensation for taking on additional duties as a director (such as service on committees or as committee Chair or service as Chairman) or annual equity retainers for such additional duties. The Committee will determine the dollar or share amount of, the Grant Date of and the compensatory purpose of each such additional Grant; provided, that no such additional Grant in any year shall exceed $750,000 in value on the Grant Date.

7.2. In order to receive a Grant under this Section 7, the individual must be a Non-Employee Director on the relevant Grant Date. A Non-Employee Director shall be notified by the Company, in writing, of his or her eligibility to receive a Grant under this Section 7 within ten (10) days following the later of (i) the date on which the Committee establishes the Grant or (ii) the date he or she becomes eligible to receive the Grant.

7.3. Grants under this Section 7 may be in the form of shares of Common Stock, Restricted Stock Units or a combination of shares of Common Stock and cash. The Committee, when it establishes a Grant under this Section 7, will also establish the form or forms of the Grant (which may provide, subject to Section 7.3.1, for the recipient to choose the specific form of the Grant). Any amount of shares of Common Stock determined under this Section 7 shall be expressed in whole shares of Common Stock (with the amount rounded to the nearest whole share of Common Stock if applicable).

7.3.1. For Grants under this Section 7 with respect to which recipients are entitled to select the form of the Award, elections by a Non-Employee Director may be made by the later of (i) the 30th day after the day on which the Non-Employee Director is first elected as a director of the Company and (ii) the last day prior to the beginning of the Plan Year during which the Grant will be made.

7.3.2. If no election is made, any additional Grant under this Section 7 will be made in shares of Common Stock

7.4. The provisions of Sections 6.7.3, 6.7, 6.8 and 6.9 shall apply to all Grants established and made under this Section 7.

8.	Options

8.1. Options were granted under the Plan before the Plan was amended in July 2007. The term of each Option is eight years from the date it was granted. An Option shall be exercisable only by delivery of written notice to the Company. Such exercise shall also be made in accordance with the provisions of the option agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. The notice of exercise shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. In the event an Option is being exercised by any person or persons other than the Non-Employee Director to whom the Option was issued, such notice shall be accompanied by appropriate evidence of the right of such person or persons to exercise such Option.

8.2. A Non-Employee Director shall be required to exercise Options in accordance with the requirements of Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

8.3. Payment of the price payable upon exercise of the Option, the “exercise price”, may be made in cash or in shares of Common Stock or a combination of cash and shares of Common Stock, or by such other means as the Committee may prescribe. The Fair Market Value of shares of Common Stock delivered on exercise of an Option shall be determined as of the date of exercise. Shares of Common Stock delivered in payment of the exercise price must be previously owned shares. Any fractional share will be paid in cash.

8.4. Upon exercise of an Option, the Company shall have the right to retain without notice sufficient shares of stock, based on the Fair Market Value of the shares on the exercise date, to cover government withholding taxes or deductions, if any, as described in Section 10.

8.5. No Option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Non-Employee Director, an Option shall be exercisable only by the Non-Employee Director. In the event of the death of a Non-Employee Director to whom a Option has been granted under the Plan, the Option may be exercised by a legatee or legatees of the option holder under his or her last will or by his or her personal representatives or distributees at any time prior to the expiration of the term of the Option.

8.6. The holder of an Option shall have none of the rights of a stockholder until the shares subject thereto shall have been registered in the name of the person or persons exercising such Option on the transfer books of the Company upon such exercise.

9.	Restricted Stock Units

9.1. The Company will establish a RSU Account on its books and records for the benefit of each Non-Employee Director who receives a Grant of RSUs and shall credit the RSU Account with the number of RSUs covered by such Grant. The number of RSUs covered by a Grant shall be determined as of the Grant Date.

9.2. If, prior to date of payment, the Company pays any dividend (other than in Common Stock) on its Common Stock, or makes any distribution (other than in Common Stock) with respect thereto, the RSU Account will be credited with a number of additional RSUs determined by dividing the amount of the dividend or other distribution allocable to the RSUs already credited to the RSU Account as of the record date for the dividend or distribution, by the Fair Market Value of a share of Common Stock on the payment date for the dividend or distribution. Solely for purposes of determining the number of RSUs to be credited with respect to such dividend or distribution, the Fair Market Value of the Common Stock shall be an amount equal to the average of the closing prices on the principal exchange on which the Common Stock is traded on the payment date for the dividend or distribution and the four (4) trading days immediately following such payment date or, if the Common Stock is not then traded on an exchange, such amount as is determined by the Board, in good faith, by the reasonable application of a reasonable valuation method that is consistent with Section 409A of the Code and the regulations promulgated thereunder. Any decline in the actual trading price of the Common Stock during the five (5) day pricing period shall be the sole risk of the Non-Employee Director (or such other person or persons entitled to receive any amount with respect to the RSUs). The shares of Common Stock underlying the additional RSUs credited to the RSU Account hereby will be distributed when, and only when, the related RSUs are distributed pursuant to Section 9.3.

9.3. An RSU Account shall be paid within sixty (60) days following the earlier of:

9.3.1. The death of a Non-Employee Director, or

9.3.2. The date the Non-Employee Director separates from service (within the meaning of Section 409A of the Code), which shall include, but is not limited to, the date a Non-Employee Director ceases to be a member of the Board.

Notwithstanding anything herein to the contrary, no amount of “deferred compensation” (within the meaning of Section 409A of the Code) payable to a Non-Employee Director (whether pursuant to this Section 9 or otherwise) shall be paid earlier than the earliest date permitted under Section 409A of the Code.

9.4. Payment of an RSU Account shall be made in whole shares of Common Stock equal in number to the whole number of RSUs. The portion of a RSU Account that represents fractional RSUs and thus cannot be converted into whole shares of Common Stock shall be distributed in cash based on the Fair Market Value of the Common Stock on the date that is ten (10) business days before the actual payment date.

9.5. No amount payable with respect to RSUs will, except as otherwise specifically provided by applicable law, be subject to sale, assignment, transfer, pledge, encumbrance, attachment, garnishment or levy prior to payment in accordance with Section 9.3.

9.6. Each Non-Employee Director who is granted RSUs may designate, on such form as the Company may prescribe from time to time, any person or persons (who may be named contingently or successively) to receive payment with respect to such RSUs upon or after his or her death, and such designation may be changed from time to time by the Non-Employee Director by filing a new designation with the Company. Each designation will revoke all prior designations by the Non-Employee Director, shall be on a form prescribed by the Company, and will be effective only when filed in writing with the Company during the lifetime of the Non-Employee Director. In the absence of a valid beneficiary designation, or if, at the time the RSUs become payable, there is no living beneficiary eligible to receive the payment that has been validly named by the Non-Employee Director, then Company shall pay any such amount to the Non-Employee Director’s surviving spouse (if the Non-Employee Director was legally married at the time of his or her death) or if there is no surviving spouse, to the Non-Employee Director’s estate. In determining the existence or identity of anyone entitled to payment, the Company may rely conclusively upon information supplied by the personal representative of the Non-Employee Director’s estate. In the event of a lack of adequate information having been supplied to the Company, or in the event that any question arises as to the existence or identity of anyone entitled to receive a payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a beneficiary designation conflicts with applicable law, or in the event the Company is in doubt for any other reason as to the right of any person to receive a payment as beneficiary then, notwithstanding the foregoing, the Company, in its sole discretion, may, in complete discharge, and without liability for any tax or other consequences which might flow therefrom: (i) distribute the payment to the Non-Employee Director’s estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or (iii) deposit the payment into any court of competent jurisdiction.

9.7. The Company will not be required to purchase, hold or dispose of shares of Common Stock or any other investments with respect to amounts credited to an RSU Account. A Non-Employee Director has no interest in an RSU Account or in any investments the Company may purchase with such amounts, except as a general, unsecured creditor of the Company.

9.8. The obligation of the Company to make the payments with respect to RSUs is an unsecured contractual obligation only, and neither the Non-Employee Director nor any beneficiary of the Non-Employee Director shall have any beneficial or preferred interest by way of trust, escrow, lien or otherwise in and to any specific assets or funds. The Non-Employee Director and each beneficiary of the Non-Employee Director shall look solely to the general credit of the Company for satisfaction of any obligations due or to become due with respect to RSUs.

9.9. The grant of allocation of RSUs shall not confer or be construed as conferring any rights as a stockholder of the Company. Prior to the actual distribution of Common Stock pursuant to this Section 9, neither the Non-Employee Director nor any beneficiary of the Non-Employee Director will have any right to receive shares of Common Stock related to any RSUs credited hereunder.

10.	Withholding of Taxes

The Company may require, as a condition to a Grant under the Plan or exercise of any Option or to the delivery of certificates for shares issued or payments of cash pursuant to the Plan (hereinafter collectively referred to as a “taxable event”), that the applicable person or persons pay to the Company, in cash or, unless otherwise determined by the Company, in shares of Common Stock, including, if the Committee so permits, shares issued in connection with a Grant or acquired upon the exercise of an Option, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Company shall have the right to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. Common Stock used for withholding shall be valued at Fair Market Value on the date as of which the withholding tax liability is determined. Any withholding of shares of Common Stock must be made in compliance with Rule 16b-3 under the Exchange Act.

11.	Adjustment of Shares Available

If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Grants, the shares subject to outstanding Options, the number of outstanding RSUs and the exercise price of outstanding Options shall be automatically adjusted. If there is any change in the kind and/or number of outstanding shares of Common Stock through any change in the capitalization of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Board shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Grants as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Board shall also be authorized to make such appropriate adjustments in the kind and/or maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Grants as it deems appropriate.

12.	Amendment and Termination

12.1. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner (including, without limitation, any amendment which the Board shall deem advisable in order to conform to Section 409A of the Code or to any change in any law or regulation applicable the Plan), but may not without shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Non-Employee Directors under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in paragraph 10), or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further that the Board shall not amend the Plan without the approval of the shareholders if such approval is required by Rule 16b-3 of the Exchange Act or the requirements of any national securities exchange or Nasdaq System upon which the Common Stock may then be listed or quoted.

12.2. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Grants shall be made after, June 1, 2020; provided, however, that such termination shall have no effect on Grants or Options made prior thereto.

12.3. In the event the Board elects to terminate the Plan in connection with a “change in control” (within the meaning of Section 409A of the Code), the Board may make arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any outstanding Option or RSU. The right to cancel an RSU (or any Grant that is considered deferred compensation for purposes of Section 409A of the Code) may only be made to the extent such cancellation will not result in any additional tax under Section 409A of the Code.

13.	Governing Law

The validity, construction and effect of the Plan, of Grants made under the Plan, of Options issued under the Plan and of any rules, regulations, determinations or decisions made by the Board or the Committee relating to the Plan or such Grant or Option, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws rules and principles.

14.	Effectiveness of the Plan

14.1. The Plan became effective on June 1, 2005, the date of its adoption by the Board of Directors, subject to approval by the vote of a majority of the votes cast by holders of the shares of Common Stock at a meeting of the stockholders within twelve months after the date of adoption of the Plan by the Board.

14.2. This Plan is subject to the Articles of Incorporation and By-Laws of the Company, as they may be amended from time to time.

15.	Section 409A of the Code

To the extent that Section 409A of the Code applies to any election or payment required under this Plan, such payment or election shall be made in conformance with the provisions of Section 409A of the Code. To the extent that Section 409A of the Code applies to any provision of this Plan and such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the provision complying with the applicable provisions of Section 409A of the Code.

ANNUAL MEETING OF STOCKHOLDERS OF

LEGG MASON

GLOBAL ASSET MANAGEMENT

July 23, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on July 23, 2013.

The Notice of Meeting, Proxy Statement, Annual Report and Proxy Card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25493

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20633300000000000000 7 072313

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

The Board recommends a vote FOR all nominees.

1. The election of six directors for the one-year term ending in 2014;

NOMINEES:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

Dennis M. Kass

John V. Murphy

John H. Myers

Nelson Peltz

W. Allen Reed

Joseph A. Sullivan

The Board recommends a vote FOR the following proposals. FOR AGAINST ABSTAIN

2. Amendment to the Legg Mason, Inc. Non-Employee Director Equity Plan;

3. An advisory vote to approve the compensation of the Company’s named executive officers;

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014; and

5. Any other matter that may properly come before the meeting or any adjournment thereof.

Receipt of notice of the meeting, proxy statement and 2013 annual report is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.

This proxy will be voted on each of the foregoing items as specified by the person signing it, but if no specification is made, the proxy will be voted FOR the election of directors and FOR all proposals.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

LEGG MASON

GLOBAL ASSET MANAGEMENT

Proxy for Legg Mason, Inc. Annual Meeting of Stockholders, July 23, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LEGG MASON, INC. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby appoints Joseph A. Sullivan, Peter H. Nachtwey and Thomas C. Merchant and each of them, as proxy, with full power of substitution, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Legg Mason, Inc., on July 23, 2013, at 10:00 a.m., and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

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